                                                                  EXECUTION COPY




                                                                     Exhibit 2.1



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG


                                  divine, inc.


                              TD Acquisition Corp.

                                      and

                            Data Return Corporation



                                November 1, 2001

                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
ARTICLE I     The Merger; Effective Time; Closing.....................................................      2
         1.1  The Merger..............................................................................      2
         1.2  Effective Time..........................................................................      2
         1.3  Closing.................................................................................      2
         1.4  Effect of the Merger....................................................................      2
         1.5  Dissenter's Rights......................................................................      2

ARTICLE II    The Surviving Corporation...............................................................      3
         2.1  Articles of Incorporation; Name.........................................................      3
         2.2  Bylaws..................................................................................      3
         2.3  Additional Actions......................................................................      3

ARTICLE III   Directors and Officers of the Surviving Corporation.....................................      3
         3.1  Directors...............................................................................      3
         3.2  Officers................................................................................      3

ARTICLE IV    Merger Consideration; Conversion or Cancellation of Shares in the Merger................      3
         4.1  Share Consideration for the Merger; Conversion or Cancellation of Shares in the Merger..      3
         4.2  Payment for Shares in the Merger........................................................      6
         4.3  Fractional Parent Shares................................................................      7
         4.4  Transfer of Shares after the Effective Time.............................................      8
         4.5  Lost, Stolen or Destroyed Certificates..................................................      8
         4.6  Withholding Rights......................................................................      8

ARTICLE V     Representations and Warranties..........................................................      8
         5.1  Representations and Warranties of Parent and Merger Sub.................................      8
         5.2  Representations and Warranties of the Company...........................................     19

ARTICLE VI    Additional Covenants and Agreements.....................................................     36
         6.1  Conduct of Business of the Company......................................................     36
         6.2  No Solicitation.........................................................................     40
         6.3  Meeting of Stockholders/Shareholders....................................................     42
         6.4  Registration Statement..................................................................     43
         6.5  Reasonable Efforts......................................................................     43
         6.6  Access to Information...................................................................     44
         6.7  Publicity...............................................................................     45
         6.8  Affiliates of the Company and Parent....................................................     45
         6.9  Maintenance of Insurance................................................................     45
        6.10  Representations and Warranties..........................................................     46
        6.11  Filings; Other Action...................................................................     46
        6.12  Tax-Free Reorganization Treatment.......................................................     46
        6.13  Nasdaq Listing..........................................................................     46

        6.14  Indemnification.........................................................................     47
        6.15  Sale of Company Services................................................................     48
        6.16  Registration on Form S-8; Registration on Form S-3......................................     48
        6.17  Section 16(b)...........................................................................     49
        6.18  Takeover Statutes.......................................................................     49
        6.19  Further Amendments to Rights Plan.......................................................     49
        6.20  Employees...............................................................................     49

ARTICLE VII   Conditions..............................................................................     50
         7.1  Conditions to Each Party's Obligations..................................................     50
         7.2  Conditions to the Obligations of the Company............................................     51
         7.3  Conditions to the Obligations of Parent.................................................     52

ARTICLE VIII  Termination.............................................................................     53
         8.1  Termination by Mutual Consent...........................................................     53
         8.2  Termination by either the Company or Parent.............................................     53
         8.3  Termination by the Company..............................................................     54
         8.4  Termination by Parent...................................................................     54
         8.5  Effect of Termination; Termination Fee..................................................     55

ARTICLE IX    Miscellaneous and General...............................................................     57
         9.1  Payment of Expenses.....................................................................     57
         9.2  Non-Survival of Representations and Warranties..........................................     57
         9.3  Modification or Amendment...............................................................     57
         9.4  Waiver of Conditions....................................................................     57
         9.5  Counterparts............................................................................     57
         9.6  Governing Law; Jurisdiction.............................................................     58
         9.7  Notices.................................................................................     58
         9.8  Entire Agreement; Assignment............................................................     59
         9.9  Parties in Interest.....................................................................     59
        9.10  Certain Definitions.....................................................................     59
        9.11  Severability............................................................................     62
        9.12  Specific Performance....................................................................     62
        9.13  Recovery of Attorney's Fees.............................................................     62
        9.14  Captions................................................................................     62
        9.15  No Strict Construction..................................................................     62

                             TABLE OF DEFINED TERMS
                             ----------------------

Acquisition Transaction............................   Section 9.10(a)
Affiliated Shares..................................   Section 6.16(b)
Agreement..........................................   Introduction
Articles of Merger.................................   Section 1.2
Authorized Representatives.........................   Section 6.6
Certificates.......................................   Section 4.2(b)
Closing............................................   Section 1.3
Closing Date.......................................   Section 1.3
Code...............................................   Recitals
Company............................................   Introduction
Company Acquisition Proposal.......................   Section 6.2(a)
Company Affiliate..................................   Section 6.8
Company Affiliate Letter...........................   Section 6.8
Company Common Stock...............................   Recitals
Company Contract...................................   Section 5.2(p)
Company Disclosure Schedule........................   Section 5.2
Company Employee...................................   Section 6.20(c)
Company Financial Statements.......................   Section 5.2(h)(ii)
Company Insurance Policies.........................   Section 5.2(u)
Company Intellectual Property Right................   Section 9.10(b)
Company Intellectual Property Rights...............   Section 9.10(b)
Company International Employee Plans...............   Section 5.2(n)(xi)
Company Key Employees..............................   Section 5.2(p)(ii)
Company Option.....................................   Section 4.1(c)(i)
Company Option Plans...............................   Section 5.2(b)
Company Plan Affiliate.............................   Section 5.2(n)(i)
Company Rights.....................................   Section 5.2(b)
Company Rights Agreement...........................   Section 5.2(y)
Company Scheduled Plans............................   Section 5.2(n)(i)
Company SEC Reports................................   Section 5.2(h)(i)
Company Shareholders Meeting.......................   Section 6.3(a)
Company Stock......................................   Recitals
Company Superior Proposal..........................   Section 6.2(a)
Company Warrant....................................   Section 4.1(c)(iii)
Confidentiality Agreement..........................   Section 6.6
Covered Parties....................................   Section 6.14(a)
Credit Agreement...................................   Recitals
DGCL...............................................   Section 5.1(o)
EDGAR..............................................   Section 5.1(i)(i)
Effective Time.....................................   Section 1.2
Encumbrance........................................   Section 9.10(c)
Environmental Costs and Liabilities................   Section 5.2(s)

Environmental Laws.................................   Section 5.2(s)
ERISA..............................................   Section 9.10(d)
Exchange Act.......................................   Section 5.1(g)
Exchange Agent.....................................   Section 4.2(a)
Exchange Ratio.....................................   Section 4.1(a)
Excluded Transactions..............................   Section 5.1(c)
Expense Fee........................................   Section 8.5(d)
GAAP...............................................   Section 5.1(i)(ii)
Governmental Entity................................   Section 9.10(e)
HSR Act............................................   Section 5.1(g)
Hazardous Material.................................   Section 5.2(s)
Intellectual Property Right........................   Section 9.10(f)
Intellectual Property Rights.......................   Section 9.10(f)
IRS................................................   Section 5.2(n)(ii)
Knowledge..........................................   Section 9.10(g)
Loan Documents.....................................   Recitals
Material Adverse Effect............................   Section 9.10(h)
Material Subsidiary................................   Section 9.10(i)
Merger.............................................   Recitals
Merger Sub.........................................   Introduction
NNM................................................   Section 5.1(d)
Other Pending Transactions.........................   Section 5.1(c)
Other Proxy Statements.............................   Section 5.1(l)
Other Registration Statements......................   Section 5.1(l)
Parent.............................................   Introduction
Parent Common Stock................................   Recitals
Parent Contract....................................   Section 5.1(s)
Parent Disclosure Schedule.........................   Section 5.1
Parent Financial Statements........................   Section 5.1(i)(ii)
Parent Intellectual Property Right.................   Section 9.10(j)
Parent Intellectual Property Rights................   Section 9.10(j)
Parent Option Plans................................   Section 5.1(c)
Parent Rights......................................   Section 5.1(c)
Parent Rights Agreement............................   Section 5.1(c)
Parent SEC Reports.................................   Section 5.1(i)(i)
Parent Shares......................................   Section 4.1(a)
Parent Stockholders Meeting........................   Section 6.3(b)
Parties............................................   Introduction
Person.............................................   Section 9.10(k)
Post-Merger Exercise Price.........................   Section 4.1(c)(i)
Proxy Statement....................................   Section 6.4
Reseller Agreement.................................   Section 6.15
Restraints.........................................   Section 7.1(c)
Returns............................................   Section 9.10(l)
S-4 Registration Statement.........................   Section 6.4
S-8 Registration Statement.........................   Section 6.16(a)

SEC................................................   Section 5.1(i)(i)
Securities Act.....................................   Section 5.1(g)
Share Consideration................................   Section 4.2(a)
Shareholders Voting Agreement......................   Recitals
Shelf Registration Statement.......................   Section 6.16(b)
Significant Tax Agreement..........................   Section 9.10(m)
Stock Merger Exchange Fund.........................   Section 4.2(a)
Subsidiary.........................................   Section 9.10(n)
Substitute Option..................................   Section 4.1(c)(i)
Substitute Warrant.................................   Section 4.1(c)(iii)
Surviving Corporation..............................   Section 1.1
Tax................................................   Section 9.10(o)
Taxes..............................................   Section 9.10(o)
TBCA...............................................   Section 1.1
Terminated Options.................................   Section 4.1(c)(i)
Termination Date...................................   Section 8.2(a)
Termination Fee....................................   Section 8.5(b)
Transaction Expenses...............................   Section 9.1

                                    EXHIBITS
                                    --------

     Shareholders Voting Agreement................................. Exhibit A
     Credit Agreement.............................................. Exhibit B
     Form of Articles of Incorporation of Surviving Corporation.... Exhibit C
     Form of Bylaws of Surviving Corporation....................... Exhibit D
     Form of Company Affiliate Letter.............................. Exhibit E

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered
                                              ---------
into as of November 1, 2001, by and among divine, inc., a Delaware corporation ("Parent"), TD Acquisition Corp., a Texas corporation and a direct wholly-owned
  ------
Subsidiary of Parent ("Merger Sub"), and Data Return Corporation, a Texas
                       ----------
corporation (the "Company").  Parent, Merger Sub and the Company are referred to
                  -------
collectively herein as the "Parties".  Capitalized terms used herein are defined
                            -------
as referenced in the Table of Defined Terms contained herein.

                                    RECITALS

     WHEREAS, the Board of Directors of each of Parent, Merger Sub and the Company has determined that it is in the best interests of such corporation and its respective stockholders that the Company and Parent enter into a business combination through the merger of the Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, has approved the Merger and the
 ------
transactions contemplated hereby and declared this Agreement to be advisable to its respective stockholders;

     WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, certain stockholders of Company are entering into a Shareholders Voting Agreement with Parent in the form of Exhibit A attached hereto (the
                                            ---------
"Shareholders Voting Agreement");
 -----------------------------

     WHEREAS, concurrently with the execution of this Agreement, the Parent is entering into a Credit Agreement with the Company in the form of Exhibit B
                                                                 ---------
attached hereto (the "Credit Agreement") and, pursuant to the Credit Agreement,
                      ----------------
a Security Agreement and an Intellectual Property Security Agreement (collectively, the "Loan Documents");
                    --------------

     WHEREAS, pursuant to the Merger, the outstanding shares of the common stock, par value $0.001 per share, of the Company ("Company Common Stock", and,
                                                    --------------------
together with all other capital stock of the Company, "Company Stock"),
                                                       -------------
including the associated rights under the Company Rights Agreement (as defined in Section 5.2(y) hereof), shall be converted into the right to receive shares of the class A common stock, par value $0.001 per share, of the Parent ("Parent
                                                                         ------
Common Stock"), including the associated Parent Rights (as defined in Section
------------
5.1(c) hereof), as set forth herein;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and
                                                ----

     WHEREAS, the Parties intend that this Agreement shall constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-3;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

                                   ARTICLE I

                      The Merger; Effective Time; Closing



     1.1  The Merger.  Upon the terms and subject to the conditions set forth
          ----------
in this Agreement, and in accordance with the Texas Business Corporation Act (the "TBCA"), at the Effective Time, the Merger Sub shall be merged with and
      ----
into the Company, the separate corporate existence of the Merger Sub shall thereupon cease, and the Company shall be the successor or surviving corporation and shall continue its existence under the laws of the State of Texas. The Company, as the surviving corporation after the consummation of the Merger, is sometimes hereinafter referred to as the "Surviving Corporation".
                                          ---------------------

     1.2  Effective Time.  Subject to the provisions of this Agreement, the
          --------------
Parties shall cause the Merger to be consummated by filing a duly executed articles of merger of the Company (the "Articles of Merger") with the Office of
                                        ------------------
the Secretary of State of the State of Texas in such form as required by, and executed in accordance with, the relevant provisions of the TBCA, as soon as practicable, and shall take all other action required by law to effect the Merger. The Merger shall become effective upon such filing or at such later time as is agreed to in writing by the parties and provided in the Articles of Merger (the "Effective Time").
             --------------

     1.3  Closing.  Unless this Agreement shall have been terminated and the
          -------
transactions herein contemplated shall have been abandoned pursuant to Article
                                                                       -------
VIII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m.,
----                                  -------
local time, at the offices of Bell, Boyd & Lloyd LLC, 70 West Madison Street, Suite 3300, Chicago, Illinois 60602, on the business day all of the conditions to the obligations of the Parties to consummate the Merger as set forth in
Article VII have been satisfied or waived, or such other date, time or place as
-----------
is agreed to in writing by the Parties (the "Closing Date").
                                             ------------

     1.4  Effect of the Merger.  At the Effective Time, the effect of the
          --------------------
Merger shall be as provided in this Agreement and the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5   Dissenter's Rights'.  In accordance with Article 5.11 of the TBCA,
           ------------------
no rights of dissenting shareholders shall be available to the holders of shares of Company Stock in connection with the Merger.

                                   ARTICLE II

                           The Surviving Corporation

     2.1  Articles of Incorporation; Name.  At the Effective Time, the
          -------------------------------
articles of incorporation of the Company shall be amended in its entirety to read as set forth on Exhibit C hereto, and, as so amended, shall be the articles
                     ---------
of incorporation of the Surviving Corporation, until thereafter amended as provided therein and by applicable law, subject to Section 6.14(b).
                                                   ---------------

     2.2  Bylaws.  At the Effective Time, the bylaws of Merger Sub in effect
          ------
immediately prior to the Effective Time, a copy of which is attached as Exhibit
                                                                        -------
D, shall be the bylaws of the Surviving Corporation, until thereafter amended as
-
provided therein and by applicable law, subject to Section 6.14(b).
                                                   ---------------

     2.3  Additional Actions.  If, at any time after the Effective Time, the
          ------------------
Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company, or (b) otherwise carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are authorized to take, and will take, any and all such lawful actions.

                                  ARTICLE III

              Directors and Officers of the Surviving Corporation

     3.1  Directors.  The directors of Merger Sub shall be the initial
          ---------
directors of the Surviving Corporation, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

     3.2  Officers.  The officers of Merger Sub shall be the initial officers
          --------
of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

                                   ARTICLE IV

    Merger Consideration; Conversion or Cancellation of Shares in the Merger

     4.1  Share Consideration for the Merger; Conversion or Cancellation of
          -----------------------------------------------------------------
Shares in the Merger.  At the Effective Time, the manner of converting or
--------------------
canceling shares of capital stock of the Company and Merger Sub shall be as follows:

          (a) Conversion of Company Stock.  Subject to adjustment, if
              ---------------------------
     applicable, pursuant to Sections 4.1(e) and (f) hereof, and subject to the
                             -----------------------
     provisions of Section 4.3 hereof, each share of Company Common Stock issued
                   -----------
     and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock described in Section 4.1(d)), shall, by
                                                 --------------
     virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive 1.9876 shares of Parent Common Stock (including the associated Parent Rights). The shares of Parent Common Stock (including the associated Parent Rights) issuable in connection with the Merger and the transactions contemplated thereby are referred to herein as the "Parent Shares". At the Effective
                                            -------------
     Time, all shares of Company Common Stock converted into the right to receive Parent Shares pursuant to this Section 4.1(a) shall, by
                                            --------------
     virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and cease to exist, and each holder of a certificate theretofore representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, upon the surrender of such certificate (or other appropriate action) in accordance with Section 4.2, the number of Parent Shares specified above. The ratio of
          -----------
     shares of Parent Common Stock issuable per share of Company Common Stock, as adjusted from time to time pursuant to Sections 4.1(e) and 4.1(f), is sometimes hereinafter referred to as the "Exchange Ratio".
                                               --------------

               (b) Stock of Merger Sub.  Each share of common stock, par value
                   -------------------
     $0.001 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into, and shall become, one share of common stock, par value $0.001 per share, of the Surviving Corporation.

               (c)  Outstanding Options and Warrants.
                    --------------------------------

                    (i) Prior to the Effective Time, each option to purchase shares of Company Common Stock that is outstanding and unexercised pursuant to the Company Option Plans (each, a "Company Option") in
                                                         --------------
          effect on the date hereof shall (i) to the fullest extent permitted by the applicable plans and option agreements, be terminated if the result of dividing (A) the exercise price of such Company Option by
          (B) the Exchange Ratio and rounding the result to the nearest tenth of one cent (hereinafter, the "Post-Merger Exercise Price"), is greater
                                      --------------------------
          than the closing sale price of the Parent Shares on the trading day immediately preceding the Effective Time ("Terminated Options"), and
                                                     ------------------
          (ii) if the Post-Merger Exercise Price of such Company Option is less than or equal to the closing sale price of the Parent Shares on the trading day immediately preceding the Effective Time, become and represent an option to purchase (a "Substitute Option") the number of
                                              -----------------
          Parent Shares (rounded to the nearest full share) determined by multiplying (X) the number of Company Shares subject to such Company Option immediately prior to the Effective Time by (Y) the Exchange Ratio, at an exercise price per share of Parent Common Stock equal to the Post-Merger Exercise Price. Promptly after the Effective Time, Parent shall grant options to purchase Parent Shares to holders of Terminated Options in consideration for the termination thereof. The aggregate number of Parent Shares subject to such new options shall equal 14,382,923 minus (I) the number of Parent Shares subject to the Substitute Options, and (II) the product of (A) the number of shares of Company Common Stock issued upon exercise of Company Options between the date hereof and the Effective Time and (B) the Exchange Ratio.

                    (ii) It is the intent of the Parties that the Substitute Options shall qualify following the Effective Time as "incentive stock options" as defined in Section 422 of the Code to the extent that the related Company

          Options qualified as incentive stock options immediately prior to the Effective Time, and the provisions of this Section 4.1(c) shall be
                                                     --------------
          applied consistent with such intent.


                   (iii) Upon the Effective Time, each warrant to purchase shares of Company Common Stock that is outstanding and unexercised (each, a "Company Warrant") shall become and represent a warrant to
                    ---------------
          purchase (a "Substitute Warrant") a number of Parent Shares at an
                       ------------------
          exercise price as determined in accordance with the terms of such Company Warrant.

                   (iv) After the Effective Time, except as provided above in this Section 4.1(c), each Substitute Option and Substitute Warrant
               --------------
          shall be exercisable upon the same terms and conditions as were applicable under the related Company Option or Company Warrant, as the case may be, immediately prior to the Effective Time after giving effect to any provision contained in such Company Option, Company Warrant or related agreement, as the case may be, providing for accelerated vesting as a result of this Agreement.

                   (v) The Company agrees that, after the date of this Agreement, it will not grant any stock appreciation rights or limited stock appreciation rights and will not permit cash payments to holders of Company Options or Company Warrants in lieu of the substitution therefor of Substitute Options and Substitute Warrants, as described in this Section 4.1(c). Parent will reserve a sufficient number of
                  -------------
          Parent Shares for issuance under this Section 4.1(c) and Section 6.16
                                                --------------     ------------
          hereof.

               (d) Cancellation of Other Capital Stock and Treasury Stock.  All
                   ------------------------------------------------------
     of the shares of Company Stock that are owned by the Company as treasury stock and all of the capital stock of the Company other than the Company Common Stock, shall automatically cease to be outstanding, shall be canceled and shall cease to exist and no Parent Shares shall be delivered in exchange therefor.

               (e) Adjustment to Exchange Ratio for Organic Changes.  The
                   ------------------------------------------------
     Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for shares of Parent Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Parent Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

               (f) Other Adjustments to Exchange Ratio. In the event that the
                   -----------------------------------
     Exchange Ratio would result in the issuance of more than 72,250,000 Parent Shares in the Merger, the Exchange Ratio shall be adjusted to equal the quotient of (a) 72,250,000 divided by (b) the total number of Company Common Shares outstanding immediately prior to the Effective Time.

     4.2  Payment for Shares in the Merger.  The manner of exchanging
          --------------------------------
certificates formerly representing shares of Company Common Stock for certificates representing shares of Parent Common Stock in the Merger shall be as follows:

          (a) Exchange Agent.  On or prior to the Closing Date, Parent shall
              --------------
     make available to Computershare Trust Company of New York, or other entity mutually agreed upon by the Parties (the "Exchange Agent"), for the
                                                      --------------
     benefit of the holders of shares of Company Stock, a sufficient number of certificates representing the Parent Shares required to effect the delivery of the aggregate consideration in Parent Shares, required to be issued pursuant to the terms hereof (collectively, the "Share Consideration" and
                                                      -------------------
     the certificates representing the shares of Parent Common Stock comprising such aggregate Share Consideration being referred to hereinafter as the

     "Stock Merger Exchange Fund").  The Exchange Agent shall, pursuant to
      --------------------------
     instructions, deliver the Share Consideration out of the Stock Merger Exchange Fund. The Stock Merger Exchange Fund shall not be used for any purpose other than as set forth in this Agreement.

          (b) Exchange Procedures.  Promptly after the Effective Time, the
              -------------------
     Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (i) a
                                                      ------------
     letter of transmittal, in a form reasonably satisfactory to the Parties (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Subject to Section 4.5, upon surrender of Certificates for cancellation to the
        -----------
     Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the shares of Company Common Stock represented by such Certificates the Share Consideration, without interest, allocable to such Certificates and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, such Certificates shall represent solely the right to receive the Share Consideration allocable to such Certificates.

          (c) Distributions with Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
     other distributions on Parent Shares, having a record date after the Effective Time and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Shares until such Persons surrender their Certificates as provided in Section 4.2(b) above. Upon such surrender, there shall be paid
                 --------------
     to the Person in whose name the Parent Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Shares between the Effective Time and the time of such surrender. After such surrender, at the appropriate payment date, there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions on such Parent Shares with a payment date after such surrender which shall have a record date after the Effective Time. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

          (d)  Transfers of Ownership.  If any certificate representing
               ----------------------
     Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Shares, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          (e)  No Liability.  Neither the Exchange Agent nor any of the
               ------------
     Parties shall be liable to a holder of shares of Company Stock for any Parent Shares or any dividend to which the holders thereof are entitled, that are delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Shares for the account of the Persons entitled thereto.

          (f)  Termination of Fund.  Subject to applicable law, any portion
               -------------------
     of the Stock Merger Exchange Fund that remains unclaimed by the former stockholders of the Company for one (1) year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholder of the Company shall thereafter look only to Parent for payment of such stockholder's applicable claim for the Share Consideration for such stockholder's shares of Company Stock.

     4.3  Fractional Parent Shares.  No fractional Parent Shares shall be
          ------------------------
issued in connection with the Merger. If a holder of shares of Company Common Stock is entitled to receive any fractional Parent Shares based on application of the Exchange Ratio to the total number of shares of Company Common Stock held by such holder immediately prior to the Effective Time, such fractional Parent Shares shall be rounded up or down to the nearest whole number (with fractions equal to or greater than 0.5 being rounded up).

     4.4  Transfer of Shares after the Effective Time.  After the Effective
          -------------------------------------------
Time, there shall be no further registration of transfers of shares of Company Stock. All Share Consideration issued upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Exchange Agent, the Surviving Corporation or the Parent for any reason, they shall be canceled and exchanged as provided in this Article IV.
                                                         ----------

     4.5  Lost, Stolen or Destroyed Certificates.  In the event any
          --------------------------------------
Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making and delivery of an affidavit of that fact by the holder thereof, such Parent Shares and any dividends or other distributions to which the owner thereof is entitled; provided, however, that Parent may, in its
                               --------  -------
discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a customary bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

     4.6  Withholding Rights.  Each of the Surviving Corporation and Parent
          ------------------
shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article IV such amounts as it is required
                                       ----------
to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock, Company Option or Company Warrant, as the case may be, in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

                                   ARTICLE V

                        Representations and Warranties

     5.1  Representations and Warranties of Parent and Merger Sub.  Parent and
          -------------------------------------------------------
Merger Sub hereby represent and warrant to the Company that the statements contained in this Section 5.1 are true and correct, except to the extent set
                  -----------
forth on the disclosure schedule delivered contemporaneously with this Agreement by Parent to the Company (the "Parent Disclosure Schedule"). The Parent
                               --------------------------
Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.1, and the
                                                          -----------
disclosure in any paragraph shall qualify only the corresponding paragraph in this Section 5.1 (provided that the listing of an item in one paragraph of the
     -----------
Parent Disclosure Schedule shall be deemed to be a listing in each paragraph of the Parent Disclosure Schedule and to apply to any other representation and warranty of Parent in this Agreement to the extent that it is reasonably apparent from a reading of such disclosure item that it would also qualify or apply to such other paragraph or representation or warranty).

          (a)  Corporate Organization and Qualification.  Each of Parent,
               ----------------------------------------
     its Material Subsidiaries and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Each of Parent, its Material Subsidiaries and the Merger Sub has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted.

          (b)  Operations of Merger Sub.  Merger Sub is a direct, wholly-
               ------------------------
     owned Subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (c)  Capitalization. The authorized capital stock of Parent
               --------------
     consists of (i) 2,500,000,000 shares of Parent Common Stock, of which 278,241,311 shares were issued and outstanding on October 24, 2001, approximately 90,000,000 of which are validly reserved for issuance in connection with the Merger, and approximately 74,000,000 of which are validly reserved for issuance in connection with the proposed acquisitions of Eprise Corporation and RoweCom Inc. (the "Other Pending Transactions"),
                                                  --------------------------
     (ii) 100,000,000 shares of class C common stock, $0.001 par value per share, of which none were issued and outstanding on the date hereof, and
     (iii) 50,000,000 shares of preferred stock, $0.001 par value per share, 500,000 shares of which have been designated Series A Junior Participating Preferred Stock. No shares of Series A Junior Participating Preferred Stock are issued and outstanding as of the date hereof. All of the outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Section 5.1(c) of the Parent Disclosure Schedule, the Parent has no
        --------------
     outstanding stock appreciation rights, phantom stock or similar rights, except, as of October 24, 2001, options to purchase 22,504,883 shares of Parent Common Stock were outstanding under Parent's 1999 Stock Incentive Plan and 42,351 shares reserved for future grant under such plan, 1,096,786 shares of Parent Common Stock had been issued pursuant to Parent's 2000 Employee Stock Purchase Plan and 3,069,880 shares are reserved for issuance under such plan, and 20,623,477 options to purchase shares of Parent Common Stock were outstanding under Parent's 2001 Stock Incentive Plan and 8,376,523 shares are reserved for future grants under such plan (the 1999 Stock Incentive Plan, 2000 Stock Incentive Plan and 2001 Stock Incentive Plan, collectively, the "Parent Option Plans"). As of October 24, 2001,
                              -------------------
     except as set forth on Section 5.1(c) of the Parent Disclosure Schedule and
                            --------------
     other than options and shares issued or outstanding under the Parent Option Plans, the Rights (the "Parent Rights") under the Rights Agreement, dated
                             -------------
     as of February 12, 2001, between Parent and Computershare Investor Services, LLC, as amended (the "Parent Rights Agreement"), there are no
                                     -----------------------
     outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character to which the Parent is a party, or by which it may be bound, requiring it to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any of its securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of Parent. Except as set forth on Section 5.1(c) of the
                                                      --------------
     Parent Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Parent is a party or by which it is bound relating to the voting of any shares of the capital stock of the Parent. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.001 par value per share, 1,000 shares of which are issued and outstanding and held by Parent.

          (d)  Listings.  Parent's securities are not listed, or quoted, for
               --------
     trading on any U.S. domestic or foreign securities exchange, other than the NASDAQ National Market (the "NNM"). When issued, each Parent Share will be
                                  ---
     duly listed and admitted for trading on the NNM.

          (e)  Authority Relative to this Agreement.  The board of directors
               ------------------------------------
     of Merger Sub has approved this Agreement and declared it and the Merger to be advisable, and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The board of directors of Parent has declared the Merger and the related issuance of Parent Shares advisable, has duly and validly authorized this Agreement and the consummation by Parent of the transactions contemplated hereby and has recommended that the stockholders of Parent approve the Merger and the related issuance of shares of Parent Common Stock (if such approval is required by the rules and regulations of the NNM) and Parent has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than any required approval of the issuance of the Parent Shares pursuant to this Agreement by the stockholders of Parent in accordance with the rules and regulations of the NNM. The affirmative vote of the holders of a majority in interest of the stock present or represented by proxy at the Parent Stockholders Meeting, provided a quorum is present, is sufficient for Parent's stockholders to approve the issuance of shares of Parent Common Stock in connection with the Merger, and no other approval of any holder of any securities of Parent is required in connection with the consummation of the transactions contemplated hereby. This Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity).

          (f)  Present Compliance with Obligations and Laws.  Neither Parent
               --------------------------------------------
     nor any of its Material Subsidiaries is: (i) in violation of its certificate of incorporation, bylaws or similar documents; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument that (with or without the passage of time or the giving of notice, or both) affords to any Person the right to accelerate any indebtedness or terminate any right; (iii) in default under or breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) applicable to it or its business or assets, except where any violation, default or breach under items (ii), (iii) or (iv) would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (g)  Consents and Approvals; No Violation.  Neither the execution
               ------------------------------------
     and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation (or other similar documents) or bylaws (or other similar documents) of Parent or its Material Subsidiaries; (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, in each case, by or on behalf of Parent or any of its Material Subsidiaries, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the
                                                -------
     applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the
                                                        --------------
     Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") (including a Schedule 13D with
                                  ------------
     regard to the Shareholders Voting Agreement in accordance with the Exchange
     Act), and the NNM, (C) the filing of the Articles of Merger pursuant to the TBCA and appropriate documents with the relevant authorities of other states in which Parent is authorized to do business, (D) as may be required by any applicable state securities laws, (E) the consents, approvals, orders, authorizations, registrations, declarations and filings required under the antitrust or competition laws of foreign countries identified in the Parent Disclosure Schedule, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such registration, filing or notification, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Parent or any of its Material Subsidiaries is a party or by which any of their assets may be bound (or, with respect to Subsidiaries other than Material Subsidiaries, that would reasonably be expected to have a Material Adverse Effect on Parent), except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent; or (v) assuming the consents, approvals, authorizations or permits and registrations, filings or notifications referred to in this Section 5.1(g) are duly and timely
                                          --------------
     obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its Material Subsidiaries or to any of their respective assets, except for violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby. Without limiting the generality or effect of the foregoing, on or prior to the date of this Agreement, Parent has obtained the consent of Computer Associates International, Inc. to this transaction under those certain Non-Competition Agreements, dated as of March 29, 1999, among PLATINUM Technologies International, inc. and certain principal officers of Parent and delivered a copy of such consent to the Company.

          (h)  Litigation.  Except as set forth in the Parent SEC Reports
               ----------
     filed prior to the date hereof or in Section 5.1(h) of the Parent
                                          --------------
     Disclosure Schedule, there are no actions, suits, claims, investigations or proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in obligations or liabilities of Parent or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent or adversely affect the ability of Parent or Merger Sub to perform their obligations under this Agreement. Neither Parent nor any of its Material Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree that (i) has or may have the effect of prohibiting or impairing any business practice of Parent or any of its Subsidiaries, any acquisition of property (tangible or intangible) by Parent or any of its Subsidiaries, the conduct of the business by Parent or any of its Subsidiaries, or Parent's ability to perform its obligations under this Agreement or (ii) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

          (i)  SEC Reports; Financial Statements.
               ---------------------------------

               (i) Parent has filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by
                                                   ---
          it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act (collectively, the "Parent SEC Reports") and all of which
                                           ------------------
          are available through the SEC's Electronic Data Gathering and Retrieval System ("EDGAR"). None of the Parent SEC Reports,
                             -----
          including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

               (ii) The consolidated balance sheets and the related consolidated statements of income, stockholders' equity (deficit) and cash flows (including the related notes thereto) of Parent included in the Parent SEC Reports (collectively, "Parent Financial Statements")
                                                 ---------------------------
          comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout the periods involved ("GAAP") (except as otherwise noted
                                            ----
          therein or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and present fairly in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein, except that the unaudited interim financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount.

               (iii) Since June 30, 2001, there has not been any material change, by Parent or any of its Subsidiaries, in accounting principles, methods or policies for financial accounting purposes, except as required by concurrent changes in GAAP, or as disclosed in the Parent SEC Reports. There are no material amendments or modifications to agreements, documents or other instruments, which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act, that have not been filed with the SEC but that are required to be filed.

          (j)  No Liabilities.  Neither Parent nor any of its Subsidiaries has
               --------------
     any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the Knowledge of Parent, there is no reasonable basis for the assertion of any claim with respect to any indebtedness, obligation or liability of any nature against Parent or any of its Subsidiaries, except for indebtedness, obligations and liabilities
     (i) that are fully reflected in, reserved against or otherwise described in the most recent Parent Financial Statements, (ii) that have been incurred after the date of the most recent Parent Financial Statements in the ordinary course of business, consistent with past practice, (iii) that are obligations to perform under executory contracts in the ordinary course of business (none of which is a liability resulting from a breach of contract or warranty, tort, infringement or legal action), or (iv) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

               (k)  Absence of Certain Changes or Events. Except as described in
                    ------------------------------------
     the Parent SEC Reports, since June 30, 2001, and through the date hereof, except with respect to the actions contemplated by this Agreement, there has not been (i) any Material Adverse Effect on Parent; (ii) any damage, destruction or loss of any assets of Parent or any of its Material Subsidiaries (whether or not covered by insurance) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; (iii) any material change by Parent in its accounting methods, principles or practices, except as required by GAAP, or any disagreement between Parent and its independent accountants concerning Parent's financial statements or their conformity with GAAP; or
     (iv) any labor dispute or charge of unfair labor practice (other than routine individual grievances), that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent, any activity or proceeding by a labor union or representative thereof to organize any employee of Parent or any of its Subsidiaries or any campaign being conducted to solicit authorization from employees to be represented by such labor union in each case that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent.

               (l)  S-4 Registration Statement and Proxy Statement/Prospectus.
                    ---------------------------------------------------------
     None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement will (i) in the case of the S-4 Registration Statement, at the time it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or
     (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Company Shareholders Meeting and Parent Stockholders Meeting (if necessary) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, Merger Sub or any of their respective officers and directors or any of its Subsidiaries should occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4 Registration Statement, Parent shall promptly inform the Company so that such event may be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The S-4 Registration Statement will (with respect to Parent and Merger Sub) comply as to form in all material respects with the requirements of the Securities Act. The Proxy Statement will (with respect to Parent and Merger Sub) comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by, or related to, the Company or any of its affiliates or advisors that is contained in any of the foregoing documents. Any registration statement(s) filed with the SEC by Parent between the date hereof and the Effective Time (other than the S- 4 Registration Statement) are referred to collectively herein as the "Other Registration
                                                            ------------------
     Statements". Any proxy statement(s) filed with the SEC by Parent between
     ----------
     the date hereof and the Effective Time (other than the Proxy Statement) are referred to collectively herein as the "Other Proxy Statements." None of
                                             ----------------------
     the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (or to Parent's knowledge, any other information included or incorporated by reference into) the Other Registration Statements or the Other Proxy Statements will (i) in the case of the Other Registration Statements, at the time they become effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Other Proxy Statements, at the time of the mailing of such Other Proxy Statement and at the time of any stockholder action related thereto and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (m)  Taxes.
               -----

               (i) Parent and each of its Material Subsidiaries has timely filed (after taking into account any extensions to file) all federal, state, local and foreign Returns required by applicable Tax law to be filed by Parent and each of its Material Subsidiaries. All Taxes owed by Parent or any of its Material Subsidiaries to a taxing authority, or for which Parent or any of its Material Subsidiaries is liable, whether to a taxing authority or to other Persons or entities under a Significant Tax Agreement, as of the date hereof, have been paid and, as of the Effective Time, will have been paid. All Returns were true and correct in all material respects when filed. Other than any reserve for deferred Taxes established to reflect timing differences between book and Tax treatment, Parent has made accruals for Taxes on the Parent Financial Statements which are adequate to cover any Tax liability of Parent and each of its Subsidiaries determined in accordance with GAAP through the date of the Parent Financial Statements.

               (ii) Parent and each of its Material Subsidiaries have withheld with respect to its employees, creditors, independent contractors, stockholders or other parties all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii)  Except as set forth in Section 5.1(m) of the Parent
                                             --------------
          Disclosure Schedule, there is no Tax deficiency outstanding, assessed, or to Parent's Knowledge, proposed against Parent or any of its Material Subsidiaries. Neither Parent nor any of its Material Subsidiaries have executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any federal or material state Tax that is still in effect. There are no liens for Taxes on the assets of Parent or of any of its Material Subsidiaries other than with respect to Taxes not yet due and payable.

               (iv) Except as set forth in Section 5.1(m) of the Parent
                                           --------------
          Disclosure Schedule, to Parent's Knowledge, no federal or state Tax audit or other examination of Parent or any of its Material Subsidiaries is presently in progress, nor has Parent or any of its Material Subsidiaries been notified either in writing or orally of any request for such federal or state Tax audit or other examination.

               (v) Neither Parent nor any of its Material Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent.

          (n)  Unlawful Payments and Contributions.  To the Knowledge of Parent,
               -----------------------------------
     neither Parent, any Subsidiary of Parent nor any of their respective directors, officers, employees or agents has, with respect to the businesses of Parent or its Subsidiaries, (i) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person or entity.

          (o)  Takeover Statute.  No "fair price", "moratorium", "control share
               ----------------
     acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of
     Section 203 of the Delaware General Corporate Law ("DGCL")) applicable to
                                                         ----
     Parent is applicable to the Merger or the other transactions contemplated hereby. Assuming the accuracy of the representation and warranty set forth in Section 5.2(aa), the action of the board of directors of Parent in
        ---------------
     approving this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

          (p)  Not an Investment Company. Parent is not an "investment company"
               -------------------------
     within the meaning of that term as used in the Investment Company Act of 1940, as amended.

          (q)  Parent Intangible Property.
               --------------------------

               (i) Except for such matters as would not reasonably be expected to have a Material Adverse Effect on Parent, Parent or its Subsidiaries owns or is properly licensed to use all Intellectual Property

          Rights used or required for the conduct of the business of Parent and its Subsidiaries.

               (ii) Except for such matters as would not reasonably be expected to have a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any other party to any agreement relating to or involving any Parent Intellectual Property Right is in breach thereof or in default thereunder.

               (iii) Except for such matters as would not reasonably be expected to have a Material Adverse Effect on Parent, to the Knowledge of Parent, no third party is infringing, misappropriating, diluting or otherwise violating any Parent Intellectual Property Right.

               (iv) Except for such matters as would not reasonably be expected to have a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries has received oral or written notification or is a party to any suit, action, complaint, legal or administrative proceeding (A) relating to a claim of infringement, misappropriation, dilution, or other violation of any Intellectual Property Right of any third party, (B) relating to a demand to cease and desist certain conduct, an offer to license, or notice of the existence of any Intellectual Property Right of any third party, or (C) relating to any claim involving the validity, enforceability, or the right of Parent or any of its Subsidiaries to use Parent Intellectual Property.

          (r)  Brokers and Finders.  Except for the fees and expenses payable to
               -------------------
     Adams, Harkness & Hill, which fees and expenses are determined pursuant to its agreement with Parent, neither Parent nor any of its Subsidiaries has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

          (s)  Agreements, Contracts and Commitments; Material Contracts.
               ---------------------------------------------------------
     Except as set forth in Section 5.1(s) of the Parent Disclosure Schedule,
     (A) each material agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied), to which Parent is a party or by which Parent or its assets is or may become bound (a "Parent Contract"), is in full force and effect; and (B) no condition
     ----------------
     exists or event has occurred that to the Knowledge of Parent (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event), would constitute a default by Parent or a Material Subsidiary of Parent or, to the Knowledge of Parent, any other party thereto under, or result in a right in termination of, any Parent Contract, except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on Parent.

          (t)  Permits.  Parent and each of its Material Subsidiaries holds all
               -------
     licenses, permits, registrations, orders, authorizations, approvals and franchises that are required to permit it to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent. All such licenses, permits, registrations, orders, authorizations, approvals and franchises are now, and will be after the Closing, valid and in full force and effect, except where the failure to be valid and in full force and effect or to have the benefit of any such license, permit, registration, order, authorization, approval or franchise would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Material Subsidiaries has received any notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise, except where such failure would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (u)  Takeover Statute.  Neither Parent nor any of its Subsidiaries
               ----------------
     (including Merger Sub) is, nor at any time during the last three years has any of such been, an "affiliated shareholder" of the Company as defined in
     Article 13.02 of the TBCA. Neither Parent nor any of its Subsidiaries (including Merger Sub) owns (directly or indirectly, beneficially or of record) and none is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement).

          (v)  Transactions with Affiliates.  Except as set forth in Section
               ----------------------------                          -------
     5.1(v) of the Parent Disclosure Schedule, since the date of Parent's last
     ------
     proxy statement to its stockholders, no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC.

          (w)  Parent Rights Plan.  Neither  the execution of this Agreement or
               ------------------
     the Shareholders Voting Agreement nor the consummation of the transactions contemplated hereby or thereby will trigger a "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Parent Rights Agreement) or will cause the Company or any of its affiliates to become an "Acquiring Person" (as defined in the Parent Rights Agreement).

     5.2  Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to Parent and Merger Sub that the statements contained in this Section 5.2 are true and correct, except to the extent set forth on the
        -----------
disclosure schedule delivered contemporaneously with this Agreement by the Company to Parent and Merger Sub (the "Company Disclosure Schedule"). The
                                       ---------------------------
Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the lettered and numbered paragraphs contained in this Section
                                                                        -------
5.2, and the disclosure in any paragraph shall qualify only the corresponding
---
paragraph in this Section 5.2 (provided that the listing of an item in one
                  -----------
paragraph of the Company

Disclosure Schedule shall be deemed to be a listing in each paragraph of the Company Disclosure Schedule and to apply to any other representation and warranty of the Company in this Agreement to the extent that it is reasonably apparent from a reading of such disclosure item that it would also qualify or apply to such other paragraph or representation or warranty.)

               (a)  Corporate Organization and Qualification.  Each of the
                    ----------------------------------------
     Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified and in good standing as a foreign entity in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted. All of the Subsidiaries of the Company are set forth in Section
                                                                         -------
     5.2(a) of the Company Disclosure Schedule.  The Company has heretofore
     ------
     delivered or made available to Parent complete and correct copies of its certificate of incorporation and bylaws and the charter documents of its material Subsidiaries, each as amended.

               (b)  Capitalization.  The authorized capital stock of the Company
                    --------------
     consists of 100,000,000 shares of Company Common Stock, of which 36,182,438 shares were issued and outstanding as of October 31, 2001. All of the outstanding shares of capital stock of the Company and its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no outstanding stock appreciation rights, phantom stock or similar rights. All outstanding shares of capital stock or other equity interests of the Subsidiaries of the Company are owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of all liens, pledges, charges, encumbrances, claims and options of any nature. Except for options to purchase an aggregate of 9,541,318 shares of Company Common Stock outstanding as of October 31, 2001 pursuant to (i) the Company's 1998 Stock Option Plan, (ii) the Company's 1999 Long-Term Incentive Plan, (iii) the Stock Option Agreement dated as of January 15, 1998, between the Company and Michael S. Shiff and (iv) the Non-Qualified Stock Option Agreement, dated as of August 12, 1998, between the Company and Steve Mott (collectively, the "Company Option Plans"), the
                                                    --------------------
     Company Warrants and the Rights (as defined in the Company Rights Agreement (as defined in Section 5.2(y) hereof) and referred to herein as "Company
                                                                      -------
     Rights"), there are no outstanding or authorized options, warrants, calls,
     ------
     rights (including preemptive rights), commitments or any other agreements of any character to which the Company or any of its Subsidiaries is a party to, or by which any of them may be bound, requiring them to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any of their securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its Subsidiaries. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company. Except as set forth in Section 5.2(b) of the Company Disclosure Schedule, no rights
                  --------------
     that arose prior to the date hereof with respect to the registration of shares of Company Common Stock under the Securities Act, including, but not limited to, demand rights or piggy-back registration rights, shall apply with respect to any Parent Shares issuable in connection with the Merger or upon exercise of Substitute Options or Substitute Warrants. Section 5.2(b)
                                                                 --------------
     of the Company Disclosure Schedule sets forth a list, as of the date hereof, of the outstanding options and warrants to acquire shares of Company Stock, the name of the holder of such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or warrant will have vested at such date and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement and the extent of acceleration, if any, and any adjustments to such options or warrants resulting from the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 5.2(b) of the Company Disclosure
                                       --------------
     Schedule, since June 30, 2001, no Company Options or other options or warrants convertible or exchangeable for shares of Company Stock have been issued or accelerated or had their terms modified.

               (c) Fairness Opinion.  The board of directors of the Company has
                   ----------------
     received an opinion from ABN AMRO Incorporated to the effect that, as of the date hereof and based upon and subject to the matters stated therein, the Exchange Ratio is fair to the holders of shares of Company Common Stock from a financial point of view and a copy of such opinion has been or, promptly upon becoming available, will be provided to Parent, and such opinion has not been withdrawn, revoked or modified; it being understood and acknowledged by Parent that such opinion has been rendered for the benefit of the board of directors of the Company and is not intended to be, and may not be, relied upon by Parent, its affiliates or their respective stockholders.

               (d) Authority Relative to this Agreement.  The board of directors
                   ------------------------------------
     of the Company has declared this Agreement and the Merger to be advisable and has unanimously recommended that the stockholders of the Company adopt this Agreement and approve the Merger, and the Company has the requisite corporate power and authority to execute and deliver this Agreement and, upon approval of this Agreement by the stockholders of the Company, to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of this Agreement and the approval of the Merger by the stockholders of the Company in accordance with the TBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity).

               (e) Present Compliance with Obligations and Laws.  Except as
                   --------------------------------------------
     disclosed in Section 5.2(e) of the Company Disclosure Schedule, neither the
                  --------------
     Company nor any of its Subsidiaries is: (i) in violation of its articles of incorporation or bylaws or similar documents; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument that (with or without the passage of time or the giving of notice, or both) affords to any Person the right to accelerate any indebtedness or terminate any right; (iii) in default under or breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or
     (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) applicable to it or its business or assets, except where any violation, default or breach under items (ii), (iii), or (iv) would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (f) Consents and Approvals; No Violation.  Neither the execution
                   ------------------------------------
     and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles of incorporation (or other similar document) or bylaws (or other similar document) of the Company or any of its Subsidiaries; (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, in each case, by or on behalf of the Company or any of its Subsidiaries, except (A) pursuant to the applicable requirements of the Securities Act and the Exchange Act and the NNM, (B) the filing of the Articles of Merger pursuant to the TBCA and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (C) as may be required by any applicable state securities laws, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such registration, filing or notification, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or adversely affect the ability of the Company to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of their assets may be bound, except as disclosed in Section 5.2(f) of the Company Disclosure
                                   --------------
     Schedule and except for such violations, breaches and defaults (or rights of termination, cancellation, or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or adversely affect the ability of the Company to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company; or (v) assuming the consents, approvals, authorizations or permits and registrations, filings or notifications referred to in this Section 5.2(f) are duly and timely
                                          --------------
     obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or to any of their respective assets, except for violations that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or adversely affect the ability of the Company to consummate the transactions contemplated hereby.

               (g) Litigation.  Except as disclosed in Company SEC Reports filed
                   ----------
     prior to the date hereof, or as set forth in Section 5.2(g) of the Company
                                                  --------------
     Disclosure Schedule, there are no actions, suits, claims, investigations or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in obligations or liabilities of the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or adversely affect the ability of the Company to perform its obligations under this Agreement. Neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree that (i) has or may have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, the conduct of the business by the Company or any of its Subsidiaries, or Company's ability to perform its obligations under this Agreement or (ii) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

               (h) SEC Reports; Financial Statements.
                   ---------------------------------

                   (i) The Company has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act (the "Company
                                                                        -------
          SEC Reports"), all of which are available through EDGAR. None of the
          -----------
          Company SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                   (ii) The consolidated balance sheets and the related statements of income, stockholders' equity or deficit and cash flow (including the related notes thereto) of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements")
                                                  ----------------------------
          comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a basis consistent throughout the periods involved (except as otherwise noted therein or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates, and the results of its operations and its cash flow for the periods presented therein, except that the unaudited interim financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                   (iii) Since June 30, 2001, there has not been any material change, by the Company or any of its Subsidiaries in accounting principles, methods or policies for financial accounting purposes, except as required by concurrent changes in GAAP, or as disclosed in the Company SEC Reports. There are no material amendments or modifications to agreements, documents or other instruments, which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, that have not been filed with the SEC but which are required to be filed.

          (i)      No Liabilities.  Except as disclosed in Section 5.2(i) of the
                   --------------                          --------------
     Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the Knowledge of the Company, there is no reasonable basis for the assertion of any claim with respect to any indebtedness, obligation or liability of any nature against the Company or any of its Subsidiaries, except for indebtedness, obligations and liabilities (i) that are fully reflected in, reserved against or otherwise described in the most recent Company Financial Statements, (ii) that have been incurred after the most recent Company Financial Statements in the ordinary course of business, consistent with past practice, (iii) that are obligations to perform under executory contracts in the ordinary course of business (none of which is a liability resulting from a breach of contract or warranty, tort, infringement or legal action) or (iv) that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

          (j)  Absence of Certain Changes or Events. Except as described in the
               ------------------------------------
     Company SEC Reports or as disclosed in Section 5.2(j) of the Company
                                            --------------
     Disclosure Schedule, since June 30, 2001, and through the date hereof, except with respect to the actions contemplated by this Agreement, the Credit Agreement, the Loan Documents or the Reseller Agreement, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date and through the date hereof, there has not been (i) any Material Adverse Effect on the Company,
     (ii) any damage, destruction or loss of assets of the Company or any of its Subsidiaries (whether or not covered by insurance) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (iii) any material change by the Company in its accounting methods, principles or practices, except as required by GAAP; (iv) any material revaluation by the Company or any of its Subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or deferred tax assets or writing off notes or accounts receivable other than in the ordinary course of business; (v) any labor dispute or charge of unfair labor practice (other than routine individual grievances), that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company, any activity or proceeding by a labor union or representative thereof to organize any employee of the Company or any of its Subsidiaries or any campaign being conducted to solicit authorization from employees to be represented by such labor union in each case that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company; (vi) any waiver by the Company or any of its Subsidiaries of any rights of material value; or (vii) any other action or event that would have required the consent of Parent pursuant to Section 6.1 (other than
                                                     -----------
     subsection (n) thereof) had such action or event occurred after the date of this Agreement.

          (k)  Brokers and Finders. Except for the fees and expenses payable to
               -------------------
     ABN AMRO Incorporated and Bear Stearns & Co., Inc., which fees and expenses are determined pursuant to their respective agreements with the Company, true and complete copies of which (including all amendments) have been furnished or otherwise made available to Parent, neither the Company nor any of its Subsidiaries has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

          (l)  S-4 Registration Statement and Proxy Statement/Prospectus. None
               ---------------------------------------------------------
     of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement will (i) in the case of the S-4 Registration Statement, at the time it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Company Shareholders Meeting and Parent Stockholders Meeting (if necessary), and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4 Registration Statement, the Company shall promptly inform Parent so that such event may be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The S-4 Registration Statement will (with respect to the Company) comply as to form in all material respects with the requirements of the Securities Act. The Proxy Statement will (with respect to the Company) comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by, or related to, Parent, Merger Sub, or any other entity with which Parent or any Subsidiary of Parent has entered into an agreement relating to the acquisition of such entity by Parent or any Subsidiary of Parent, or any of their respective affiliates or advisors, which is contained in any of the foregoing documents.

          (m)  Taxes.
               -----

               (i) The Company and each of its Subsidiaries has timely filed (after taking into account any extensions to file) all material federal, state, local and foreign Returns required by applicable Tax law to be filed by the Company and each of its Subsidiaries. All Taxes owed by the Company or any of its Subsidiaries to a taxing authority, or for which the Company or any of its Subsidiaries is liable, whether to a taxing authority or to other Persons or entities under a Significant Tax Agreement, as of the date hereof, have been paid and, as of the Effective Time, will have been paid. All Returns were true and correct in all material respects when filed. Other than any reserve for deferred Taxes established to reflect timing differences between book and Tax treatment, the Company has made accruals for Taxes on the Company Financial Statements that are adequate to cover any material Tax liability of the Company and each of its Subsidiaries determined in accordance with GAAP through the date of the Company Financial Statements.

               (ii) The Company and each of its Subsidiaries have withheld with respect to its employees, creditors, independent contractors, shareholders or other parties all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) There is no Tax deficiency outstanding, assessed, or to the Company's Knowledge, proposed against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries have executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any federal or material state Tax that is still in effect. There are no liens for Taxes on the assets of Company or of any of its Subsidiaries other than with respect to Taxes not yet due and payable.

               (iv) No federal or state Tax audit or other examination of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified either in writing or orally of any request for such federal or state Tax audit or other examination.

               (v) Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (vi) Neither the Company nor any of its Subsidiaries is a party to (A) any agreement with a party other than the Company or any of its Subsidiaries providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or included the Company or any Subsidiary or (B) any Significant Tax Agreement other than any Significant Tax Agreement described in (A).

               (vii) Except for the group of which the Company and its Subsidiaries are now presently members, neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. There is no excess loss account, deferred intercompany gain or loss, or intercompany items as such terms are defined in the regulations promulgated under the Code, that exist with respect to the Company or any of its Subsidiaries.

               (viii) Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

               (ix) Neither the Company nor any of its Subsidiaries has agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that have not yet been taken into account.

               (x)    Except as disclosed in Section 5.2(m) of the Company
                                             --------------
          Disclosure Schedule, there is no contract, agreement, plan or arrangement covering any individual or entity treated as an individual included in the business or assets of the Company or its Subsidiaries that, individually or collectively, could give rise to the payment by the Company, a Subsidiary, Merger Sub or Parent of an amount that would not be deductible by reason of Sections 280G or 162(m) of the Code or similar provisions of Tax law.

     (n)  Employee Benefits.
          -----------------

               (i)    For purposes hereof, the term "Company Scheduled Plans"
                                                     -----------------------
          means each "employee pension benefit plan" (as such term is defined in
          Section 3(2) of ERISA), "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA), material personnel or payroll policy (including vacation time, holiday pay, service awards, moving expense reimbursement programs and sick leave) or material fringe benefit, severance agreement or plan or any medical, hospital, dental, life or disability plan, pension benefit plan, excess benefit plan, bonus, stock option, stock purchase or other incentive plan (including any equity or equity-based plan), tuition reimbursement, automobile use, club membership, parental or family leave, top-hat plan or deferred-compensation plan, salary-reduction agreement, change-of-control agreement, employment agreement, consulting agreement, or collective-bargaining agreement, indemnification agreement, retainer agreement, or any other material benefit plan, policy, program, arrangement, agreement or contract, with respect to any employee, former employee, director, independent contractor, or any beneficiary or dependent thereof of the Company, with respect to which the Company has any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted). A "Company Plan Affiliate" is each entity that is treated as a single
           ----------------------
          employer with the Company pursuant to Section 4001 of ERISA or Section 414 of the Code. The Company has made available to Parent copies of all employee manuals of the Company and its Subsidiaries that include personnel policies applicable to any of their respective employees.

               (ii) The Company has made available to Parent a complete and accurate copy of each written Company Scheduled Plan, together with, if applicable, a copy of audited financial statements, actuarial reports and Form 5500 Annual Reports (including required schedules), if any, for the three (3) most recent plan years, the most recent Internal Revenue Service ("IRS") determination letter or IRS
                                     ---
          recognition of exemption; each other material letter, ruling or notice issued by a governmental body with respect to each such plan during the last three (3) years, a copy of each trust agreement, insurance contract or other funding vehicle, if any, with respect to each such plan, the current summary plan description and summary of material modifications thereto with respect to each such plan and Form 5310. There are no unwritten Company Scheduled Plans except as set forth and described as comprehended to the Closing Date on

          Section 5.2(n) of the Company Disclosure Schedule. There are no
          --------------
          negotiations, demands or proposals that are pending or threatened that concern matters now covered, or that would be covered, by the foregoing types of unwritten Company Scheduled Plans, if any.

               (iii)  To the Company's Knowledge, each Company Scheduled Plan
          (1) has been in compliance and currently complies in form and in operation with all applicable requirements of ERISA and the Code, and any other legal requirements; (2) has been and is operated and administered in compliance with its terms (except as otherwise required by law); and (3) has been and is operated in compliance with applicable legal requirements in such a manner as to qualify, where appropriate, for both Federal and state purposes, for income tax exclusions to its participants, tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto. Each Company Scheduled Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or recognition of exemption from the IRS on which the Company can rely.

               (iv) With respect to each Company Scheduled Plan, there are no claims or other proceedings pending or, to the Knowledge of the Company, threatened with respect to the assets thereof (other than routine claims for benefits).

               (v) Except as would not be reasonably expected to have a Material Adverse Effect on the Company, with respect to each Company Scheduled Plan, no Person: (1) has entered into any "prohibited transaction," as such term is defined in ERISA or the Code and the regulations, administrative rulings and case law thereunder that is not otherwise exempt under Code Section 4975 or ERISA Section 408 (or any administrative class exemption issued thereunder); (2) has breached a fiduciary obligation or violated Sections 402, 403, 405, 503, 510 or 511 of ERISA; (3) has any liability for any failure to act or comply in connection with the administration or investment of the assets of such plans; or (4) engaged in any transaction or otherwise acted with respect to such plans in such a manner that could subject Parent, or any fiduciary or plan administrator or any other Person dealing with any such plan, to liability under Section 409 or 502 of ERISA or Sections 4972 or 4976 through 4980B of the Code.

               (vi) Each Company Scheduled Plan (other than any individual contract with an employee or any stock option plan) may be amended, terminated, modified or otherwise revised by the Company or Parent, on and after the Closing, without incurring further obligations to the Company or Parent (other than ordinary administrative expenses or routine claims for benefits).

               (vii) None of the Company or any current or former Company Plan Affiliate has at any time participated in, made contributions to or had any other liability with respect to any Company Scheduled Plan that is a "multiemployer plan" as defined in Section 4001 of ERISA, a "multiemployer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Section 413(c) of the Code, a "multiple employer welfare arrangement" within the meaning of
          Section 3(40) of ERISA or a plan that is subject to Title IV of ERISA.

               (viii) No Company Scheduled Plan provides, or reflects or represents any liability to provide retiree health coverage to any person for any reason, except as may be required by Part 6 of Subtitle B of Title I of ERISA or applicable state insurance laws, and neither the Company nor any Company Plan Affiliate has any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due to asserted or unasserted) to any current or former employee, consultant or director (either individually or as a group) to provide retiree health coverage, except to the extent required by applicable continuation coverage statutes.

               (ix) Neither the Company nor a Company Plan Affiliate has any liability for any material excise tax imposed by Code Sections 4971 or 4977. The Company has no material liability for any excise tax imposed by Code Section 4972 or 4979.

               (x) With respect to any Company Scheduled Plan that is a welfare plan as defined in Section 3(1) of ERISA (1) each such welfare plan that is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code materially meets such requirements; and (2) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) that would subject the Company or any Company Plan Affiliate to a material tax under Code
          Section 4976(a).

               (xi) To the Company's Knowledge, each Company Scheduled Plan that has been adopted or maintained by the Company or any Company Plan Affiliate, whether informally or formally, or with respect to which the Company or any Company Plan Affiliate will or may have any liability, for the benefit of the Company employees who perform services outside the United States (the "Company International
                                                   ---------------------
          Employee Plans") has been established, maintained and administered in
          --------------
          compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Company International Employee Plan. Furthermore, no Company International Employee Plan has unfunded liabilities, that, as of the Effective Time, will not be offset by insurance or fully accrued, except for such funding deficiencies as would not result in a Material Adverse Effect to the Company. Except as required by law, no condition exists that would prevent the Company or any Company Plan Affiliate from terminating or amending any Company International Employee Plan at any time for any reason without liability to the Company or any Company Plan Affiliate (other than ordinary administration expenses or routine claims for benefits).

               (xii) Neither the Company nor any current or former Company Plan Affiliate has any material liability (including, but not limited to, any contingent liability) with respect to any plan subject to Title IV of ERISA or Section 412 of the Code or any plan maintained by any former Company Plan Affiliate.

               (xiii) Other than by reason of actions taken following the Closing, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (1) entitle any current or former employee of the Company to severance pay, unemployment compensation or any other payment, (2) accelerate the time of payment or vesting of any payment (other than for a terminated or frozen tax-qualified plan, pursuant to a requirement herein to freeze or terminate such plan), cause the forgiveness of any indebtedness, or increase the amount of any compensation due to any such employee or former employee or (3) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

          (o)  Company Intangible Property.
               ---------------------------

               (i) The Company or its Subsidiaries owns or is properly licensed to use all material Intellectual Property Rights used or required for the conduct of the business of the Company and its Subsidiaries. Notwithstanding the foregoing, this representation and warranty shall not be deemed to be applicable to any Intellectual Property Rights of third parties licensed or otherwise provided or required to be provided by customers of the Company and its Subsidiaries.

               (ii) To the Knowledge of the Company, the Company Intellectual Property Rights are valid and enforceable.

               (iii) Except for such matters as would not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any agreement relating to or involving any Company Intellectual Property Right is in breach thereof or in default thereunder.

               (iv) Except for nonexclusive licenses to customers entered into in the ordinary course of business, neither the Company nor any of its

          Subsidiaries is a party to any agreement licensing or allowing the use of any material Company Intellectual Property Right to third parties.

               (v) Except for such matters as would not reasonably be expected to have a Material Adverse Effect on the Company, to the Knowledge of the Company, no third party is infringing, misappropriating, diluting or otherwise violating any Company Intellectual Property Right.

               (vi) Except for such matters as would not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has received oral or written notification or is a party to any suit, action, complaint, legal or administrative proceeding (i) relating to a claim of infringement, misappropriation, dilution, violation of any license or other violation with respect to any Intellectual Property Right of any third party, (ii) relating to a demand to cease and desist certain conduct, an offer to license, or notice of the existence of any Intellectual Property Right of any third party, (iii) relating to any claim involving the validity, enforceability, or the right of the Company or any of its Subsidiaries to use any Company Intellectual Property Right.

               (vii) No Company Intellectual Property Right is subject to any outstanding lien, security interest, judgment, injunction, order, consent decree, or agreement restricting the use thereof by the Company or any of its Subsidiaries or restricting the licensing thereof by the Company or any of its Subsidiaries other than use or licensing restrictions imposed with respect to Intellectual Property Rights owned by third parties and licensed to the Company.

          (p)  Agreements, Contracts and Commitments; Material Contracts. Except
               ---------------------------------------------------------
       as set forth in Section 5.2(p) of the Company Disclosure Schedule or by
                       --------------
       the Credit Agreement, the Loan Documents or the Reseller Agreement, neither the Company nor any of its Subsidiaries is a party to or is bound by:

               (i) any contract relating to the borrowing of money, the guaranty of another Person's borrowing of money, or the creation of an encumbrance or lien on the assets of the Company or any of its Subsidiaries and with outstanding obligations in excess of $150,000;

               (ii) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of the Company's board of directors or any other employee who is one of the fifteen (15) most highly compensated employees, including base salary and bonuses (the "Company Key Employees"), other than those
                                   ---------------------
          that are terminable by the Company or any of its Subsidiaries on no more than thirty (30) days notice without liability or financial obligation or benefits generally available to employees of the Company, except to the extent general principles of wrongful termination law may limit the Company's or any of its Subsidiaries' ability to terminate employees at will;

               (iii) any agreement of indemnification or guaranty by the Company or any of its Subsidiaries not entered into in the ordinary course of business other than indemnification agreements between the Company or any of its Subsidiaries and any of its officers or directors in standard forms as filed by the Company with the SEC;

               (iv) any agreement, contract or commitment containing any covenant limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or conduct business in any geographical area, compete with any person or granting any exclusive distribution rights or limits the use or exploitation of the Company Proprietary Rights;

               (v) any contract requiring payments for capital expenditures in excess of $150,000;

               (vi) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business; or

               (vii) any agreement, contract or commitment for the purchase of any ownership interest in any corporation, partnership, joint venture or other business enterprise for consideration in excess of $150,000, which, in any case, includes all escrow and earn-out agreements with outstanding obligations.

          A true and complete copy (including all material amendments) of each agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) set forth in Section 5.2(p) of the
                                                       --------------
     Company Disclosure Schedule (a "Company Contract"), or a summary of each
                                     ----------------
     oral contract, has been made available to Parent. Each Company Contract is in full force and effect. No condition exists or event has occurred that, (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by the Company or a Subsidiary of the Company or, to the Knowledge of the Company, any other party thereto under, or result in a right in termination of, any Company Contract, except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Company.

          (q)  Unlawful Payments and Contributions.  To the Knowledge of the
               -----------------------------------
     Company, neither the Company, any Subsidiary of the Company nor any of their respective directors, officers, employees or agents has, with respect to the businesses of the Company or its Subsidiaries, (i) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person or entity.

          (r)  Listings.  The Company's securities are not listed for trading
               --------
     on any U.S. domestic or foreign securities exchange, other than the NNM.

          (s)  Environmental Matters.  (i) Except for such noncompliance as
               ---------------------
     would not reasonably be expected to result in a Material Adverse Effect on the Company, the Company and its Subsidiaries and the operations, assets and properties thereof are in compliance with all Environmental Laws; (ii) there are no judicial or administrative actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company alleging the violation of any Environmental Law and neither the Company nor any Subsidiary has received notice from any governmental body or Person alleging any violation or liability of the Company or any of its Subsidiaries under any Environmental Laws, in either case that could reasonably be expected to result in a Material Adverse Effect on the Company; (iii) to the Knowledge of the Company, there are no facts, circumstances or conditions relating to, arising from, associated with or attributable to the Company or its Subsidiaries or any real property currently or previously owned, operated or leased by the Company or its Subsidiaries that could result in Environmental Costs and Liabilities that would reasonably be expected to result in a Material Adverse Effect on the Company; and (iv) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has ever generated, transported, treated, stored, handled or disposed of any Hazardous Material at any site, location or facility in a manner that could create any Environmental Costs and Liabilities that would reasonably be expected to result in a Material Adverse Effect on the Company, and, to the Knowledge of the Company, no such Hazardous Material has been or is currently present on, in, at or under any real property owned or used by the Company or any of its Subsidiaries in a manner (including without limitation, containment by means of any underground or aboveground storage tank) that could create any Environmental Costs and Liabilities that would reasonably be expected to result in a Material Adverse Effect on the Company. For the purpose of this Agreement, the following terms have the following definitions: (X) "Environmental Costs and Liabilities" means any
                                 -----------------------------------
     losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, remedial or removal actions and cleanup activities) arising from or under any Environmental Law; (Y) "Environmental Laws" means any applicable
                                 ------------------
     federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety; and (Z) "Hazardous Material" means any substance, material or waste
              ------------------
     regulated by federal, state or local government, including, without limitation, any substance, material or waste that is defined as a "hazardous waste," "hazardous material," "hazardous substance," "toxic waste" or "toxic substance" under any provision of Environmental Law and including but not limited to petroleum and petroleum products.

          (t)  Title to Properties; Liens; Condition of Properties.  The
               ---------------------------------------------------
     Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the real and personal property, shown on the most recent Company Financial Statement or acquired after the date thereof.
     None of the property owned or used by the Company or any of its Subsidiaries is subject to any mortgage, pledge, deed of trust, lien (other than for taxes not yet due and payable), conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind, except, solely with respect to real property, for defects in title, easements, restrictive covenants and similar encumbrances or impediments that in the aggregate do not have a Material Adverse Effect on the Company. Except as disclosed in Section 5.2(t) of the Company Disclosure Schedule,
                            --------------
     since June 30, 2001, there has not been any sale, lease, or any other disposition or distribution by the Company or any of its Subsidiaries of any of its assets or properties material to the Company and its Subsidiaries, taken as a whole, except transactions in the ordinary course of business, consistent with past practices.

          (u)  Insurance.  Except as disclosed in Section 5.2(u) of the Company
               ---------                          --------------
     Disclosure Schedule, all insurance policies (including "self-insurance" programs) now maintained by the Company (the "Company Insurance Policies")
                                                   --------------------------
     are in full force and effect, the Company is not in default under any of the Company Insurance Policies, and no material claim for coverage under any of the Company Insurance Policies has been denied. The Company has not received any notice of cancellation or intent to cancel or increase or intent to increase premiums with respect to such insurance policies nor, to the Knowledge of the Company, is there any basis for any such action.

          (v)  Labor and Employee Relations.
               ----------------------------

               (i) (A) None of the employees of the Company or any of its Subsidiaries is represented in his or her capacity as an employee of such company by any labor organization; (B) neither the Company nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees, nor has the Company or any of its Subsidiaries signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of their employees; and (C) to the Knowledge of the Company, there is no active or current union organization activity involving the employees of the Company or any of its Subsidiaries, nor has there ever been union representation involving employees of the Company or any of its Subsidiaries.

               (ii)  Except as set forth in Section 5.2(v) of the Company
                                            --------------
          Disclosure Schedule, the Company and each of its Subsidiaries is in compliance with all federal, foreign (as applicable), and state laws regarding employment practices, including laws relating to workers' safety, sexual harassment or discrimination, except where the failure to so be in compliance, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (w)  Permits.  The Company and each of its Subsidiaries hold all
               -------
     licenses, permits, registrations, orders, authorizations, approvals and franchises that are required to permit it to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company. All such licenses, permits, registrations, orders, authorizations, approvals and franchises are now, and will be after the Closing, valid and in full force and effect, and Surviving Corporation shall have full benefit of the same, except where the failure to be valid and in full force and effect or to have the benefit of any such license, permit, registration, order, authorization, approval or franchise would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise, except where such failure would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (x)  Transactions with Affiliates.  Except as set forth in the
               ----------------------------
     Company SEC Reports filed prior to the date of this Agreement, since the date of Company's last proxy statement to its shareholders, no event has occurred that would be required to be reported by Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

          (y)  Amendment to Company Rights Plan.  The Company has amended, and
               --------------------------------
     the board of directors of the Company has authorized such amendment, the Rights Agreement, dated as of September 27, 1999, between the Company and Chasemellon Shareholder Services, L.L.C. (the "Company Rights Agreement"),
                                                    ------------------------
     so that (i) neither the Parent nor any of it affiliates will become an "Acquiring Person" (as defined in the Company Rights Agreement) as a result of the consummation of the transactions contemplated by this Agreement or
     (ii) no "Distribution Date" (as such term is defined in the Company Rights Agreement) will occur as a result of the consummation of the transactions contemplated by this Agreement.

          (z)  Takeover Statutes.  Subject to the accuracy of Parent's
               -----------------
     representation in Section 5.1(t), no "fair price", "moratorium", "control
                       --------------
     share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to the Company is applicable to the Merger or the other transactions contemplated hereby.

          (aa) Parent Common Stock. Neither the Company nor any of its
               -------------------
     Subsidiaries is, nor at any time during the last three years has any of such been, an "interested stockholder" of Parent as defined in Section 203 of the DGCL.

          (bb) Termination Fees.  Except as set forth on Section 5.2(bb) of the
               ----------------
     Company Disclosure Schedule, no termination payments, severance payments or other rights under any employment, severance or similar agreement to which Company or its Subsidiaries is a party will be accelerated by the execution of this Agreement, the Merger or the transactions contemplated by this Agreement.

                                  ARTICLE VI

                      Additional Covenants and Agreements

     6.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company (which for the purposes of this Section 6.1 shall include the Company and each of its
                     -----------
Subsidiaries) agrees, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), to carry on its business and to cause each of its Subsidiaries to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and to use and cause each of its Subsidiaries to use all commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company or any such Subsidiaries, to the end that the goodwill and ongoing businesses of Company and each of its Subsidiaries be unimpaired at the Effective Time. Except as provided for by this Agreement, the Credit Agreement, the Loan Documents, or the Reseller Agreement , the Company shall not, and shall not permit any of its Subsidiaries to, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

          (a)  Except as provided in this Agreement or as described in
     Section 6.1(a) of the Company Disclosure Schedule, accelerate, amend or
     --------------
     change the period of exercisability of options or restricted stock, or reprice options granted under the Company Option Plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances, except in the ordinary course of business pursuant to the Company's standard form of solution partner enrollment agreement, a form of which has been delivered to Parent, except for such changes thereto that are not material;

          (c) Terminate any executive officer or other employee with whom the Company has entered into a retention agreement, including without limitation, those agreements set forth on Section 5.2(p)(ii) of the Company Disclosure

     Schedules, or, except as required by law, grant any severance or termination pay (i) to any executive officer or (ii) to any other employee, except payments made (A) in connection with the termination of employees who are not executive officers in amounts consistent with the Company's policies and past practices, (B) pursuant to written agreements outstanding, or benefit plans or policies existing, on the date hereof and as previously disclosed in writing to Parent or (C) pursuant to written agreements consistent with the past agreements of the Company or any of its Subsidiaries under similar circumstances;

          (d) Transfer, license or sell to any person or entity or otherwise extend, amend or modify any rights to the Company Proprietary Rights (including rights to resell or relicense the Company Proprietary Rights) or enter into grants to future patent rights, other than on standard forms of the Company or any of its Subsidiaries (or pursuant to written agreements negotiated at arm's length) providing for a nonexclusive license entered into in the ordinary course of business, including nonexclusive, enterprise-wide or site licenses.

          (e) Commence any material litigation other than (i) for the routine collection of bills, (ii) for software piracy, or (iii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the business of the Company or any of its Subsidiaries, provided that the Company consults with the Parent prior to the filing of such a suit and keeps Parent advised of the status and details of such litigation (provided that, notwithstanding the foregoing, the Company shall not be required to obtain Parent's consent to any claim, suit or proceeding against Parent, Merger Sub, any other Subsidiary of Parent, or any of their affiliates, nor shall the Company be required to consult with Parent with respect thereto);

          (f) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

          (g) Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

          (h) Issue, deliver, sell or authorize or propose the issuance, delivery, grant or sale of, any shares of its capital stock of any class or securities convertible into, or any subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Company Stock (with Company Rights attached thereto) pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement;

          (i) Cause, permit or propose any amendments to the Company's articles of incorporation or bylaws;

          (j) Sell, lease, license, encumber or otherwise dispose of any of the properties or assets of the Company or any of its Subsidiaries or terminate or waive any contracts, claims, or rights;

          (k) Incur any material indebtedness for borrowed money or guarantee any such prohibited indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others;

          (l) Except as required by law, adopt or amend any Company Scheduled Plan or increase the salary or wage rate of any of its employees (except for wage increases in the ordinary course of business and consistent with past practices), including but not limited to (but without limiting the generality of the foregoing), the adoption or amendment of any stock purchase or option plan, the entering into of any employment contract or the payment of any special bonus or special remuneration to any director or employee;

          (m) Revalue any of the assets of the Company or any of its Subsidiaries, including without limitation writing down the value of inventory, writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by GAAP or applicable law;

          (n)  Except as set forth in Section 6.1(n) of the Company
                                      --------------
     Disclosure Schedule, pay, discharge or satisfy in an amount in excess of $100,000 (in any one case) or $400,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than claims, liabilities or obligations (i) as and when required under contracts or agreements entered into prior to the date hereof and disclosed or provided to Parent or (ii) set forth in a schedule delivered to and approved by Parent, including, without limitation, under any employment contract or with respect to any bonus or special remuneration, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of the type reflected or reserved against in the Company Financial Statements (or in the notes thereto);

          (o) Waive any rights of material value or, except as required by applicable Tax law, make or change any material election in respect of Taxes, adopt or change in any material respect any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (p) Except for any change that is required by reason of a concurrent change in GAAP, the Company will not, and will not permit any of its Subsidiaries to, change any method of accounting or accounting practice used by it;

          (q)  Except as otherwise permitted pursuant to Section 6.2 and
                                                         ---------------
     6.3, take any action to exempt or make any person, entity or action (other
     ---
     than Parent) not subject to the provision of Article 13.03 of the TBCA or any other potentially applicable antitakeover or similar statute or regulation;

          (r) Release or permit the release of any Person from, or waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has any rights, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent, except as otherwise required by the fiduciary duties of the Company's board of directors, as determined in good faith thereby (after consultation with and based on the advice of outside legal counsel). Promptly after the S-4 Registration Statement is declared effective by the SEC, the Company will also request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality agreement in connection with such Person's consideration of a possible Acquisition Transaction or equity or debt investment in the Company to return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries;

          (s) Purchase or renew any of the Company Insurance Policies except in compliance with the provisions of Section 6.9 hereof; or
                                                 -----------

          (t) Take, or agree in writing or otherwise to take, any of the actions described in Section 6.1(a) through (s) above, or any action which
                          --------------------------
     would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in Sections 7.1 or 7.3, not to be satisfied.
                             -------------------
     6.2  No Solicitation.
          ----------------

          (a) From and after the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company will not, and will not permit any of its Subsidiaries or its or their respective directors, officers, investment bankers, affiliates, representatives and agents to, (i) solicit, initiate or encourage (including by way of furnishing unsolicited information), or take any other action to facilitate, any inquiries or proposals that constitute, or could reasonably be expected to lead to, any Company Acquisition Proposal, or (ii) engage in, or enter into, any negotiations or discussions concerning any Company Acquisition Proposal. Notwithstanding the foregoing, in the event that, notwithstanding compliance with the preceding sentence, prior to receipt of the approval of this Agreement and the Merger by the Company's shareholders, (x) the Company receives a Company Acquisition Proposal that is or may reasonably be expected to lead to a Company Superior Proposal that was not solicited in violation of this
     Section 6.2, (y) prior to receipt of the approval of this Agreement and the Merger by the Company's shareholders, the board of directors of the Company determines in good faith (after consultation with and based upon the advice of its outside counsel) that in light of such Company Acquisition Proposal, if the Company fails to participate in such discussions and negotiations with, or provide nonpublic information to, the party making such Company Acquisition Proposal, there is a reasonable probability that the board of directors of the Company would be in violation of its fiduciary duties under applicable law, and (z) the Company gives the Parent prompt (and in any event within 24 hours) written notice of doing so, the Company may participate in discussions regarding such Company Acquisition Proposal in order to be informed and make a determination with respect thereto and may provide nonpublic information to the party making such Company Acquisition Proposal. In such event, the Company shall (i) promptly inform Parent of the material terms and conditions of such Company Acquisition Proposal, including the identity of the Person making such Company Acquisition Proposal, and (ii) promptly keep Parent informed of the status, including any material change to the terms, of any such Company Acquisition Proposal. As used herein, the term "Company
                                                                         -------
     Acquisition Proposal" shall mean any inquiry, proposal or offer relating to
     --------------------
     any (i) merger, consolidation, business combination, or similar transaction involving the Company or any Subsidiary of the Company, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or any Subsidiary of the Company in one or more transactions, (iii) issuance, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase such securities, or securities convertible into such securities) of the Company or any Subsidiary of the Company, (iv) liquidation, dissolution, recapitalization or other similar type of transaction with respect to the Company or any Subsidiary of the Company, (v) tender offer or exchange offer for Company securities; in the case of (i), (ii), (iii),
     (iv) or (v) above, which transaction would result in a third party acquiring beneficial ownership of more than fifty percent (50%) of the voting power of the Company or the assets representing more than fifty percent (50%) of the net income, net revenue or assets of the Company on a consolidated basis, (vi) transaction that is similar in form, substance or purpose to any of the foregoing transactions, or (vii) public announcement of an agreement, proposal, plan or intention to do any of the foregoing, provided, however, that the term "Company Acquisition Proposal" shall not
     --------  -------
     include the Merger and the transactions contemplated hereby or any transaction proposed by Parent or any of its Subsidiaries. For purposes of this Agreement, "Company Superior Proposal" means any offer not solicited
                      -------------------------
     after the date of this Agreement by the Company or by other Persons in violation of the first sentence of this Section 6.2(a), and made by a third
                                             --------------
     party other than Parent or any of its Subsidiaries to consummate a tender offer, exchange offer, merger, consolidation or similar transaction that would result in such third party beneficially owning, directly or indirectly, more than fifty percent (50%) of the shares of Company Stock then outstanding (or of the surviving entity in a merger) or all or substantially all of the assets of Company and its Subsidiaries, taken together, and that the board of directors of the Company determines in good faith has a reasonable likelihood of closing and otherwise on terms which the board of directors of the Company determines in good faith (based on its consultation with a financial advisor of nationally recognized reputation and considering such other matters that it deems relevant) would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger, taking into account, in the reasonable good faith judgment of the board of directors of the Company after consultation with its financial advisor, the availability to the person or entity making such Company Superior Proposal of the financial means to conclude such transaction. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (b) From and after the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, neither the board of directors of the Company nor any committee thereof shall, except as required by its fiduciary duties as determined in good faith thereby (after consultation with and based upon the advice of its outside counsel), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the board of directors of the Company or such committee of this Agreement or the Merger, (ii) approve, recommend, or otherwise support or endorse any Company Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to any Company Acquisition Proposal. Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the board of directors of the Company (after consultation with and based upon the advice of its outside counsel), such disclosure is necessary for the board of directors to comply with its fiduciary duties under applicable law.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.2, the Company will promptly (and
                                    -----------
     in any event within twenty-four (24) hours) advise Parent, in writing, if any Company Acquisition Proposal is made or any information or access to properties, books or records of the Company is requested in connection with a Company Acquisition Proposal, (i) the principal terms and conditions of any such Company Acquisition Proposal or inquiry, (ii) the identity of the party making such Company Acquisition Proposal or inquiry, and (iii) any written materials received by the Company in connection with such Company Acquisition Proposal. The Company will keep Parent advised of the status and details (including amendments and proposed amendments) of any such request or Company Acquisition Proposal.

     6.3  Meeting of Stockholders/Shareholders.
          -------------------------------------

          (a)  Except as contemplated in Section 6.2(b), the board of
                                         --------------
     directors of the Company shall recommend to the Company's shareholders the approval of the Merger and this Agreement and, promptly after the date hereof, the Company shall take all action necessary in accordance with the TBCA and its articles of incorporation and bylaws to convene a meeting of shareholders ("Company Shareholders Meeting") to be held as promptly as practicable
       ----------------------------
     after the S-4 Registration Statement is declared effective by the SEC for the purposes of voting upon the adoption of this Agreement and the Merger.

               (b) If, in the reasonable judgment of Parent, the issuance of Parent Shares pursuant to this Agreement would require the approval of the stockholders of Parent pursuant to the rules of the NNM, Parent shall take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to convene a meeting of stockholders (the "Parent
                                                                         ------
     Stockholders Meeting") to be held as promptly as practicable after the S-4
     --------------------
     Registration Statement is declared effective by the SEC for the purposes of voting upon the issuance of Parent Shares pursuant to this Agreement and the Merger. In the event that a Parent Stockholders Meeting is so required, the board of directors of Parent shall recommend to Parent's stockholders approval of the issuance of the Parent Shares hereunder, pursuant to the requirements of the NNM, except as otherwise required by the fiduciary duties of Parent's board of directors, as determined in good faith thereby (after consultation with and based on the advice of outside legal counsel). In the event that prior to the date of the Parent Stockholders Meeting, the rules of the NNM permit Parent to consummate the Merger without the approval of Parent's stockholders, Parent shall be entitled to cancel the Parent Stockholders Meeting and/or the vote on the issuance of Parent Shares pursuant to this Agreement and the Merger.

     6.4  Registration Statement. Parent will, within 14 days after the date
          ----------------------
hereof (except for delays attributable to the Company or any of its Authorized Representatives (defined below)), prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing a proxy
                            --------------------------
statement/prospectus and a form of proxy, in connection with the registration under the Securities Act of the Parent Shares issuable in respect of the shares of Company Common Stock in connection with the Merger and the other transactions contemplated hereby. The Company and, if necessary, Parent will, as promptly as practicable, prepare and file with the SEC a proxy statement that will be the same proxy statement/prospectus contained in the S-4 Registration Statement and a form of proxy, in connection with the vote of the Company's (and Parent's, if necessary) stockholders with respect to the adoption of this Agreement and the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's (and Parent's, if necessary) stockholders is herein called the "Proxy
                                                                -----
Statement"). The Company and Parent will, and will cause their accountants and
---------
lawyers to, use their reasonable best efforts to have or cause the S-4 Registration Statement declared effective as promptly as practicable thereafter, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process it being understood that Thompson & Knight, L.L.P., special tax counsel to the Company, will render the tax opinion referred to in Section 6.12 below on the
                                                    ------------
date the preliminary proxy is first filed with the SEC. The Company and Parent (if necessary) will each use its reasonable efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date and the Company and Parent (if necessary) shall each use its commercially reasonable efforts to hold the Company Shareholders Meeting and, if necessary, the Parent Stockholders Meeting, as the case may be, in accordance with Section 6.3 as soon as practicable after the S-4 Registration Statement is declared effective by the SEC. Parent shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of Parent Shares in the Merger.

     6.5  Reasonable Efforts.
          ------------------

          (a) Subject to the terms and conditions of this Agreement, the Parties shall: (i) promptly make their respective filings and thereafter make any other required submissions under all applicable laws with respect to the Merger and the other transactions contemplated hereby; and (ii) use their reasonable best efforts to take promptly, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

          (b) Parent and the Company shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining all required approvals or consents, including approvals or consents of any governmental authority (whether domestic, foreign or supranational). In that regard, each party shall without limitation: (i) promptly notify the other of, and if in writing, furnish the other with the copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any governmental authority (whether domestic, foreign of supranational) with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such governmental authority,
     (iii) not participate in any meeting with any such governmental authority unless it consults with the other in advance and to the extent permitted by such governmental authority gives the other the opportunity to attend and participate thereat, and (iv) furnish the other with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such governmental authority with respect to this Agreement and the Merger.

          (c) Each of the Company and Parent shall promptly notify the other party of:

          (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement if the failure of the Company or Parent, as the case may be, to obtain such consent would be material to the Company or Parent as applicable; and

          (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

          (d) The Company and Parent shall promptly notify the other party of any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

     6.6  Access to Information.  Upon reasonable notice, Parent, on the one
          ---------------------
hand, and the Company, on the other, shall (and shall cause each of their Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of the other such party (the "Authorized
                                                         ----------
Representatives") reasonable access, during normal business hours throughout the
---------------
period prior to the Effective Time, to their properties, assets, personnel, books and records and, during such period, shall (and shall cause each of their Subsidiaries to) furnish promptly to such Authorized Representatives all information concerning their business, properties, assets and personnel as may reasonably be requested for purposes of appropriate and necessary due diligence, provided that no investigation pursuant to this Section 6.6 shall affect or be
                                                -----------
deemed to modify any of the representations or warranties made by the Parties in this Agreement. The Parties each agree to treat (and cause their Authorized Representatives to treat) any and all information provided pursuant to this
Section 6.6 in strict compliance with the terms of that certain Confidentiality
-----------
Agreement, entered by and between the Company and Parent, dated October 5, 2001 (the "Confidentiality Agreement").
      -------------------------

     6.7  Publicity.  The Parties agree that they will consult with each other
          ---------
concerning any proposed press release or public announcement pertaining to this Agreement or the Merger in order to agree upon the text of any such press release or the making of such public announcement, which agreement shall not be unreasonably withheld or delayed, except as may be required by applicable law or by obligations pursuant to any listing agreement with a national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. The Parties will prepare a joint release for the announcement of the execution of this Agreement.

     6.8  Affiliates of the Company. The Company has identified the Persons
          -------------------------
listed on Section 6.8 of the Company Disclosure and Parent Schedule as
          -----------
"affiliates" of the Company for purposes of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate") and the Company will use its
                         -----------------
reasonable efforts to obtain as promptly as practicable from each Company Affiliate written agreements in the form attached hereto as Exhibit E (the
                                                            ---------
"Company Affiliate Letter") that such Company Affiliate will not sell, pledge,
 ------------------------
transfer or otherwise dispose of any Parent Shares issued to such Company Affiliate pursuant to the Merger, except in compliance with Rule 145 promulgated under the Securities Act, an exemption from the registration requirements of the Securities Act or pursuant to the Shelf Registration Statement to be filed by Parent as provided in Section 6.16 hereof.
                      ------------

     6.9  Maintenance of Insurance.  Between the date hereof and through the
          ------------------------
Effective Time, the Company will use commercially reasonable efforts to maintain in full force and effect all of its and its Subsidiaries' presently existing policies of insurance or insurance comparable to the coverage afforded by such policies. The Company agrees that any and all additional, renewed or replacement insurance coverage for any liability of the Company, the Surviving Corporation, or their respective officers and directors, including, without limitation, coverage for directors and officers liability (including any insurance purchased in satisfaction of Parent's obligations under Section 6.14 of this Agreement),
                                              ------------
employment practices liability, fiduciary liability, errors and omissions, property, general liability, automobile liability, workers' compensation, or umbrella liability, shall be placed by the Company only after consultation with Parent using an insurance broker mutually satisfactory to the Company and Parent. The Company further agrees (i) to fully cooperate with Parent and to provide Parent (and its Affiliates) and such insurance broker with any documents or information requested by Parent and to allow Parent (or its Affiliate) and such insurance broker to approach the current insurance carriers of the Company and any additional carriers to negotiate and acquire any such insurance coverage on behalf of the Company and (ii) if mutually satisfactory to the Company and Parent, to cancel all existing directors' and officers' liability insurance policies prior to the Effective Time in connection with the simultaneous effectiveness of replacement coverage or extensions.

     6.10 Representations and Warranties.  Each of the Company and Parent shall
          ------------------------------
give prompt notice to the other, of any circumstances that would cause any of its representations and warranties set forth in Section 5.1 or 5.2, as the case
                                                ------------------
may be, that are qualified as to materiality or Material Adverse Effect not to be true and correct, and those that are not so qualified not to be true and correct in all material respects, in each case at and as of the Effective Time. Parent shall give prompt notice to the Company of any determination by Parent that the Parent Stockholders Meeting will not be required under the rules of the NNM and delivery of such notice shall be deemed to satisfy the condition with respect to approval of the issuance of the Parent Shares by the stockholders of Parent set forth in Section 7.1(a) hereof.


     6.11 Filings; Other Action.  Subject to the terms and conditions herein
          ---------------------
provided, the Parties shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, the Securities Act and the Exchange Act, and comparable foreign laws, rules and regulations, with respect to the Merger; (b) cooperate in the preparation of such filings or submissions under the HSR Act, the Securities Act and the Exchange Act and other comparable foreign laws, rules and regulations; and (c) use reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will require Parent, whether pursuant to an order of the Federal Trade Commission or the United States Department of Justice or otherwise, to dispose of any assets, lines of business or equity interests in order to obtain the consent of the Federal Trade Commission or the United States Department of Justice to the transactions contemplated by this Agreement.

     6.12 Tax-Free Reorganization Treatment.  The Parties shall use their
          ---------------------------------
commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and shall not take or fail to take any action (before or after the

Effective Time), which action or failure to act would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Each of Parent, Merger Sub, and the Company (i) shall not file any Return or take any position inconsistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code, and (ii) shall comply with the record keeping and information-reporting requirements set forth in Treas. Reg. (S) 1.368-3. Furthermore, prior to the Effective Time, the Parties shall use their commercially reasonable efforts to obtain the tax opinions specified in Section 7.2(d) of this Agreement.
                      --------------

     6.13  Nasdaq Listing.  Parent agrees to authorize for listing on the NNM
           --------------
the shares of Parent Common Stock issuable in connection with the Merger, including shares issuable upon exercise of Substitute Options, upon official notice of issuance.

     6.14  Indemnification.
           ---------------

           (a) From and after the Effective Time, the Surviving Corporation shall indemnify, and hold harmless the Company's and its Subsidiaries' present and former directors, officers, employees, and agents and their heirs, executors and assigns (collectively, the "Covered Parties") against
                                                      ---------------
     all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements and amounts paid in settlement, incurred in connection with any threatened or pending claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to
     (i) the fact that the Covered Party is or was an officer, director, employee or agent of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law.

           (b) The articles of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company and its subsidiaries than are presently set forth in the certificate of incorporation and bylaws of the Company and for a period of six (6) years from the Effective Time, those provisions will not be repealed or amended or otherwise modified or construed in any manner that would adversely affect the rights thereunder of the Covered Parties, except to the extent, if any, that such modification or construction is required by applicable law.

           (c)  In compliance with Section 6.9 hereof, Parent will either (i)
                                   -----------
     use commercially reasonable efforts to cause to be maintained in effect for a period of six (6) years after the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company; provided, however, that in no
              --------  -------
     event will Parent be required to expend in the aggregate in excess of 200% of the annual premium paid or payable in the fourth quarter of calendar year 2001 by the Company for such coverage (or such coverage as is available for such 200% of such annual premium), or (ii) if mutually agreed between the Company and the Parent prior to the Effective Time, purchase a directors' and officers' liability insurance policy for such six (6) year period covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company covering all periods prior to the Effective Time.

     6.15  Sale of Company Services. Parent and the Company, as soon a
           ------------------------
practicable after the date hereof, will enter into a Reseller Agreement pursuant to which the Company will grant Parent a license to market, sell, distribute, license and sublicense certain services sold by the Company on the terms specified in the Reseller Agreement, which shall be on such terms and conditions as Parent and the Company may mutually agree (the "Reseller Agreement").
                                                   ------------------

     6.16  Registration on Form S-8; Registration on Form S-3.
           --------------------------------------------------

           (a)  Parent agrees to cause the shares of Parent Stock issuable upon exercise of the Substitute Options and other options granted in replacement of Terminated Options to be covered by a Form S-8 Registration Statement (the "S-8 Registration Statement") filed with the SEC within 30
                     --------------------------
     days of the Effective Time. Parent further agrees to cause the shares of Parent Stock issuable upon exercise of the Substitute Options and other options granted in replacement of Terminated Options to be (i) listed on the NNM, upon notice of official issuance, and (ii) registered or exempt from the registration requirements of all applicable state securities laws, rules and regulations.

           (b) Parent agrees to cause the Parent Shares issued to Company Affiliates pursuant to the Merger (the "Affiliate Shares") to be covered by
                                             ----------------
     a Form S-3 registration statement (the "Shelf Registration Statement")
                                             ----------------------------
     filed with the SEC within 30 days of the Effective Time. Parent shall take such actions as are necessary to maintain the effectiveness of the Shelf Registration Statement for one year after the Effective Time or until, if earlier, such time as Parent reasonably determines, based on an opinion of counsel, that the Company Affiliates will be eligible to sell all of the Affiliate Shares then owned by the Company Affiliates without the need for continued registration of the Affiliate Shares in the three-month period immediately following the termination of the effectiveness of the Shelf Registration Statement. Parent shall give holders of Affiliate Shares not less than 10 days written notice of its intent to withdraw the Shelf Registration Statement prior to the first anniversary of the Effective Time.

           (c) Notwithstanding the foregoing, Parent may delay filing the Form S-8 Registration Statement or the Shelf Registration Statement, and in the case of the Shelf Registration Statement, may withhold efforts to cause the such registration statement to become effective, if Parent determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any material acquisition, divestiture or financing transaction that is being contemplated by Parent (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations of Parent that are premature and inadvisable in the reasonable judgment of Parent. In no event shall Parent be entitled to so delay the filing of the either the Form S-8 Registration Statement or the Shelf Registration Statement, or withhold efforts to cause the Shelf Registration Statement to become effective, for a period of more than 90 days in the aggregate. If, after the either such registration statement becomes effective, Parent advises the holders of the Substitute Options or the Company Affiliates, as the case may be, that Parent considers it appropriate for the applicable registration statement to be amended, such holders shall suspend any further sales of their registered shares until Parent advises them that an amendment to the applicable registration statement has become effective.

     6.17  Section 16(b).  Parent, Merger Sub and the Company shall take all
           -------------
such steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connections with this Agreement by each individual who
(a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     6.18  Takeover Statutes.  If any "fair price", "moratorium", "control
           -----------------
share acquisition" or other form of antitakeover statute or regulation is or shall become applicable to the transactions contemplated hereby, each of the Parties and its board of directors shall grant such approvals and take all such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

     6.19  Further Amendments to Rights Plan.  (a) Prior to the Effective
           ---------------------------------
Time, the Board of Directors of the Company shall not take any action that would amend, or have the effect of amending, the Company Rights Agreement so that (i) the Parent would become an "Acquiring Person" (as such term is defined in the Company Rights Agreement) as a result of the consummation of the transactions contemplated by this Agreement or the Loan Documents or (ii) a "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) would occur as a result of the consummation of the transactions contemplated by this Agreement or the Loan Documents. Notwithstanding anything to the contrary in this Agreement, this Section 6.19(a)
                                                                 ---------------
will survive the termination of this Agreement.

     (b) Prior to the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Board of Directors of the Company shall not take any action that would amend, or have the effect of amending, the Company Rights Agreement so that any other person would be excluded from becoming an "Acquiring Person".

     6.20  Employees.  (a)  From and after the Effective Time, the Surviving
           ---------
Corporation shall honor in accordance with their terms all Company Scheduled Plans and all employment and severance agreements in each case listed in Section
6.20 of the Company Disclosure Schedule, and all accrued benefits vested thereunder; it being understood and agreed that nothing in this Section 6.20 shall prevent Parent from terminating any Company Scheduled Plan or other agreement in accordance with its terms.

     (b) Parent agrees to provide employees of the Company and its Subsidiaries retained by Parent with employee benefits in the aggregate no less favorable than those benefits provided to Parent's similarly situated employees; provided that Parent shall be under no obligation to retain any employee or group of employees of the Company or its Subsidiaries.

     (c) For purposes of all employee benefit plans, programs and arrangements maintained by or contributed to by Parent and its Subsidiaries (including, after the Effective Time, the Surviving Corporation), Parent shall, or shall cause its Subsidiaries to, cause each such plan, program or arrangement to treat the prior service with the Company and its affiliates of each person who is an employee or former employee of the Company or its Subsidiaries immediately prior to the Closing (a "Company Employee") (to the same extent such service is recognized
            ----------------
under analogous plans, programs or arrangements of the Company or its affiliates prior to the Closing) as service rendered to Parent or its Subsidiaries, as the case may be, for purposes of eligibility to participate in and vesting thereunder (but not benefit accrual); provided, however, that such crediting of
                                      --------  -------
service shall not operate to duplicate any benefit or the funding of such benefit. Company Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Closing occurs, to the extent that, following the Closing, they participate in any other plan for which deductibles or co-payments are required. Parent shall also cause each Parent benefit plan to waive any preexisting condition that was waived under the terms of any Benefit Plan immediately prior to the Closing or waiting period limitation that would otherwise be applicable to a Company Employee on or after the Closing. Parent shall recognize any accrued but unused vacation time of the Company Employees as of the Closing Date, in accordance with the terms of such Company policies and Parent shall cause the Company and its Subsidiaries to provide such vacation time in accordance with the terms of such Company policies but in no event will Parent be obligated to extend or enlarge the benefits available under such Company policies.

                                  ARTICLE VII

                                  Conditions

     7.1   Conditions to Each Party's Obligations.  The respective obligations
           --------------------------------------
of each Party to consummate the Merger are subject to the satisfaction or waiver by each of the Parties of the following conditions:

           (a) this Agreement and the Merger shall have been adopted by the requisite vote under applicable law of the shareholders of the Company and this Agreement and the issuance of Parent Shares in connection with this Merger shall have been approved by the requisite vote under the rules and regulations of the NNM by the stockholders of Parent (if necessary);

          (b) the SEC shall have declared the S-4 Registration Statement effective; no stop order suspending the effectiveness of the S-4 Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Parties;

          (c) no judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or making the Merger illegal (collectively, "Restraints") shall be in effect;
                                               ----------
     provided, however, that each of the Parties shall have used reasonable
     --------  -------
     efforts to prevent the entry of such Restraints and to appeal as promptly as possible any such Restraints that may be entered;

          (d) the Parent Shares issuable to stockholders of the Company pursuant to this Agreement shall have been authorized for listing on the NNM upon official notice of issuance; and

          (e) (i) all required filings or submissions to, or approvals or consents of, any Governmental Entity or third party shall have been made or obtained (and all relevant statutory, regulatory or other governmental waiting periods, whether domestic, foreign or supranational, shall have expired), except, in the case of approvals or consents the absence of which could not result in civil or criminal sanctions being imposed on Parent or the Surviving Corporation or their respective affiliates, where the failures to obtain any such consents or approvals would not reasonably be expected to have a Material Adverse Effect on the Company, the Surviving Corporation or the Parent and (ii) all such approvals and consents that have been obtained shall be on terms that would not reasonably be expected to have a Material Adverse Effect on the Company, the Surviving Corporation or the Parent.

     7.2  Conditions to the Obligations of the Company  .  The obligation of the
          --------------------------------------------
Company to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

          (a) the representations and warranties set forth in Section 5.1 that
                                                              -----------
     are qualified as to materiality or Material Adverse Effect shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case except as permitted or contemplated by this Agreement (it being understood that for purposes of determining the accuracy of such representations and warranties any update or modification to the Parent Disclosure Schedule made or purported to have been made without the Company's written consent thereto shall be disregarded), except, in all cases where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on Parent;

          (b) Parent shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (c) Parent shall have delivered to the Company a certificate of its chief executive officer or chief financial officer to the effect that each of the conditions specified in Section 7.1 (as it relates to Parent) and
                                    -----------
     clauses (a) and (b) of this Section 7.2 has been satisfied in all respects;
                                 -----------
     and

          (d) The Company shall have received a written opinion from its special tax counsel (Thompson & Knight, L.L.P.), in form and substance reasonably satisfactory to it, to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of
     Section 368(a) of the Code and such opinion shall not have been withdrawn; provided, however, that if special counsel to the Company does not render
     --------  -------
     such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if regular counsel to the Company or if counsel for the Parent renders such opinion to the Company. The Parties to this Agreement agree to make such reasonable and customary representations as requested by such counsel for the purpose of rendering such opinion.

     7.3  Conditions to the Obligations of Parent.  The obligation of Parent to
          ---------------------------------------
consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any or all of which may be waived in whole or in part by Parent to the extent permitted by applicable law:

          (a)  the representations and warranties of the Company set forth in
     Section 5.2 that are qualified as to materiality or Material Adverse Effect
     -----------
     shall be true and correct and those that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case except as permitted or contemplated by this Agreement (it being understood that for purposes of determining the accuracy of such representations or warranties any update or modifications to the Company Disclosure Schedule made or purported to have been made without Parent's written consent thereto shall be disregarded), except, in all cases, where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect on the Company;

          (b) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (c) the Company shall have delivered to Parent a certificate of its chief executive officer and chief financial officer to the effect that each of the conditions specified in Section 7.1 (as it relates to the Company)
                                    -----------
     and clauses (a) and (b) of this Section 7.3 has been satisfied in all
                                     -----------
     respects; and

          (d) the Company shall have received the written consents, assignments, waivers, authorizations or other certificates set forth in
     Section 7.3(d) of the Company Disclosure Schedule.
     --------------

                                 ARTICLE VIII

                                  Termination

     8.1  Termination by Mutual Consent.  This Agreement may be terminated and
          -----------------------------
the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the shareholders of the Company or Merger Sub and the approval (if necessary) of the issuance of the Parent Shares in connection with the Merger by the stockholders of Parent, by the mutual written consent of the Company and Parent.

     8.2  Termination by Either the Company or Parent.  This Agreement may be
          -------------------------------------------
terminated and the Merger may be abandoned at any time prior to the Effective Time, in the case of Sections 8.2(a) and 8.2(b), before or after the adoption of
                     --------------------------
this Agreement by the shareholders of the Company or Merger Sub and the approval (if necessary) of the issuance of the Parent Shares in connection with the Merger by the stockholders of Parent, by action of the board of directors of either the Company or Parent if:

          (a) the Merger shall not have been consummated by February 28, 2002 (as adjusted in the manner set forth below, the "Termination Date")
                                                      ----------------
     otherwise than as a result of any material breach of any provision of this Agreement by the Party seeking to effect such termination; provided,
                                                                --------
     however, that if (x) the Effective Time has not occurred by the
     -------
     Termination Date by reason of nonsatisfaction of any of the conditions set forth in Section 7.1 and (y) all other conditions set forth in Article VII
              -----------                                           -----------
     have theretofore been satisfied or waived or are then capable of being satisfied, then the Termination Date shall automatically be extended to March 31, 2002;

          (b) any Restraint shall be in effect and shall have become final and nonappealable, provided that neither the Company nor Parent may terminate this Agreement pursuant to this Section 8.2(b) if it has not complied with its obligations under Section 7.1(c); or

          (c) at the duly held Company Shareholders Meeting (including any adjournments thereof), the requisite approval of the Company's shareholders shall not have been obtained; provided, however, that the Company's right
                                   --------  -------
     to terminate
     this Agreement under this Section 8.2(c) shall not be available to the Company if the Company has not complied with its obligations under Sections
                                                                        --------
     6.2 and 6.3(a); or
     -------------

               (d) the Parent Stockholders Meeting is required and at the duly held Parent Stockholders Meeting (including any adjournments thereof), the requisite approval of Parent's stockholders shall not have been obtained; provided, however, that Parent's right to terminate this Agreement under
     --------  -------
     this Section 8.2(d) shall not be available to Parent if Parent has not
          --------------
     complied with its obligations under Section 6.3(b).
                                         --------------

     8.3  Termination by the Company.  This Agreement may be terminated by the
          --------------------------
Company upon written notice to Parent and the Merger may be abandoned at any time prior to the Effective Time, before or after adoption of this Agreement by the shareholders of the Company or Merger Sub, by action of the board of directors of the Company:

               (a) if Parent shall have breached or failed to perform any of the covenants or other agreements contained in this Agreement, or if any representation or warranty shall have become untrue, in either case such that (i) the conditions set forth in Section 7.2(a) or (b) would not be
                                          ---------------------
     satisfied as of the time of such breach or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true has not been or is incapable of being cured within twenty (20) business days following receipt by Parent of notice of such breach or failure to be true; or

               (b) if the Parent Stockholders Meeting is required and the board of directors of Parent, or any committee thereof, shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of the Merger or this Agreement, or Parent shall have failed to include in the Proxy Statement the recommendation of the board of directors of Parent in favor of approval of the Merger and this Agreement; or

               (c) if the closing sale price per share of the Parent Shares as reported on the NNM is equal to or less than 70% of the closing sale price per share as reported on the NNM on the date of this Agreement for ten consecutive trading days.

     8.4  Termination by Parent.  This Agreement may be terminated by Parent
          ---------------------
upon written notice to the Company and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval (if necessary) of the issuance of the Parent Shares in connection with the Merger by the stockholders of Parent, by action of the board of directors of Parent, if:

               (a) the Company shall have breached or failed to perform any of the covenants or other agreements contained in this Agreement, or if any representation or warranty shall have become untrue, in either case such that (i) the conditions set forth in Section 7.3(a) or (b) would not be
                                          ---------------------
     satisfied as of the
     time of such breach or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true has not been or is incapable of being cured within twenty (20) business days following receipt by the Company of notice of such breach or failure to be true; or

          (b) (i) the board of directors of the Company or any committee thereof, shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement, (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the board of directors of the Company in favor of adoption of this Agreement, (iii) in connection with a Rule 14d-9 disclosure concerning an unsolicited Company Acquisition Proposal, the board of directors of the Company shall have taken any action other than a rejection of such proposal, (iv) the board of directors of the Company or any committee thereof shall have recommended to the Company's shareholders any Company Acquisition Proposal, (v) the board of directors of the Company or any committee thereof shall have resolved to do any of the foregoing, or
     (vi) any Company Acquisition Proposal is consummated or an agreement with respect to any Company Acquisition Proposal is validly signed on behalf of the Company.

     8.5  Effect of Termination; Termination Fee.
          --------------------------------------

          (a)  Except as set forth in this Section 8.5, in the event of
                                           -----------
     termination of this Agreement by either Parent or the Company as provided in this Article VIII, this Agreement shall forthwith become void and there
             ------------
     shall be no liability or obligation on the part of the Parties or their respective affiliates, officers, directors or stockholders except (x) with respect to the treatment of confidential information pursuant to Section
                                                                      -------
     6.6, the limitation on further amendments to the Company Rights Agreement
     ---
     contained in Section 6.19(a), the payment of expenses pursuant to Section
                  ---------------                                      -------
     9.1, and Article IX generally, (y) to the extent that such termination
     ---      ----------
     results from the willful or intentional breach of a Party of any of its representations or warranties, or any of its covenants or agreements and
     (z) with respect to any intentional or misrepresentations with Knowledge in connection with or pursuant to this Agreement or the transactions contemplated hereby.

          (b) In the event that (i) this Agreement is terminated by either the Company or Parent (x) pursuant to Section 8.2(a) due solely to the Company
                                       --------------
     Shareholder Meeting not occurring as a result of a Company Acquisition Proposal or (y) pursuant to Section 8.2(c), or (ii) this
                                 ---------------
     Agreement is terminated by Parent pursuant to Sections 8.4(a) or 8.4 (b),
                                                   --------------------------
     then the Company shall promptly, but in no event later than the date of such termination, pay Parent a fee equal to $1,700,000 (the "Termination
                                                                  -----------
     Fee"), payable by wire transfer of same day funds.  The Company
     ---
     acknowledges that the agreements contained in this Section 8.5(b) are an
                                                        --------------
     integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement, and accordingly, if the Company fails promptly to pay the amount due pursuant to this

     Section 8.5(b), and, in order to obtain such payment, Parent commences a
     --------------
     suit that results in a judgment against the Company for the fee set forth in this Section 8.5(b), the Company shall pay to Parent its costs
             --------------
     and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

               (c) In the event that this Agreement is terminated by the Company pursuant to Section 8.3(b), then Parent shall promptly, but in no event
                 --------------
     later than the date of such termination, pay the Company a fee equal to the Termination Fee, payable by wire transfer of same day funds. Parent acknowledges that the agreements contained in this Section 8.5(c) are an
                                                        --------------
     integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement, and accordingly, if Parent fails promptly to pay the amount due pursuant to this Section 8.5(c), and, in order to obtain such payment, the Company
          --------------
     commences a suit that results in a judgment against Parent for the fee set forth in this Section 8.5(c), Parent shall pay to the Company its costs and
                   --------------
     expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

               (d) In the event this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(c), by the Company pursuant to Section
                             --------------
     8.3(c), or by Parent pursuant to Sections 8.4(a) or 8.4(b), the Company
                                      -------------------------
     shall pay to Parent an amount (the "Expenses Fee") equal to the lesser of
                                         ------------
     (i) $500,000 and (ii) all Transaction Expenses (as defined below) incurred by Parent prior to such termination, such payment to be made promptly but in no event later than the fifth business day after receipt of an invoice from Parent for such Transaction Expenses, including reasonably detailed backup therefor. In the event this Agreement is terminated by the Company pursuant to Sections 8.3(a) or 8.3(b), Parent shall pay the Company the
                 -------------------------
     Expenses Fee, such payment to be made promptly but in no event later than the fifth business day after receipt of an invoice from the Company for such Transaction Expenses, including reasonably detailed backup therefor.

               (e) In the event both Parent and the Company would otherwise be entitled to receive the Termination Fee under this Section 8.5 in
                                                        -----------
     connection with the termination of this Agreement, neither party shall be required to make any payment under this Section 8.5.
                                             -----------

               (f) If this Agreement is terminated under circumstances in which Parent or the Company is entitled to receive the Termination Fee, (i) the obligation to pay the Termination Fee shall survive the termination of this Agreement and (ii) the payment of the Termination Fee shall be the sole and exclusive remedy available to Parent or the Company, as applicable, except in the event of (A) a willful or intentional breach of any provision of this Agreement or

     (B) an intentional or misrepresentation with Knowledge in connection with this Agreement or the transactions contemplated hereby, in which event the party entitled to the Termination Fee shall have all rights, powers and remedies against the other party that may be available at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

                                  ARTICLE IX

                           Miscellaneous and General

     9.1  Payment of Expenses.  Except as set forth in Section 8.5 hereof,
          -------------------                          -----------
whether or not the Merger shall be consummated, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby (the "Transaction Expenses").
 --------------------

     9.2  Non-Survival of Representations and Warranties.  The representations
          ----------------------------------------------
and warranties made in Sections 5.1 and 5.2 hereof shall not survive beyond the
                       --------------------
Effective Time or a termination of this Agreement, except in the case of termination, to the extent a willful or intentional breach of such representation or intentional or misrepresentation with Knowledge formed the basis for such termination. This Section 9.2 shall not limit any covenant or
                                  -----------
agreement of the Parties, which by its terms contemplates performance after the Effective Time or after termination of this Agreement pursuant to Article VIII,
                                                                  ------------
including the payment of any Termination Fee.

     9.3  Modification or Amendment.  Subject to the applicable provisions of
          -------------------------
the TBCA, at any time prior to the Effective Time, the Parties, by resolution of their respective boards of directors, may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties; provided, however, that after approval of this Agreement by
                    --------  -------
the shareholders of the Company is obtained, no amendment that requires further shareholder approval shall be made without such approval of shareholders.

     9.4  Waiver of Conditions.  The conditions to each of the Parties'
          --------------------
obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     9.5  Counterparts.  For the convenience of the Parties, this Agreement may
          ------------
be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.6  Governing Law; Jurisdiction  .
          ---------------------------

          (a) Except to the extent that the Merger and related provisions of this Agreement are governed by the TBCA, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          (b) Each of Parent, Merger Sub and the Company hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state.

          (c)  Each of Parent, Merger Sub and the Company waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on forum non conveniens) to the location of the court in any proceeding commenced in accordance with this Section 9.6.
                                                                   -----------

     9.7  Notices.  Any notice, request, instruction or other document to be
          -------
given hereunder by any party to the other Parties shall be deemed delivered upon actual receipt and shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, reputable overnight courier, or by facsimile transmission (with a confirming copy sent by reputable overnight courier), as follows:

          (a)  if to Parent or Merger Sub, to:

                    divine, inc.
                    1301 North Elston Avenue
                    Chicago, Illinois 60622
                    Attention: Chief Financial Officer and General Counsel
                    Facsimile: (773) 394-6603

                    with a copy to:

                    Bell, Boyd & Lloyd LLC
                    70 West Madison Street
                    Suite 3300
                    Chicago, IL 60614
                    Attention: D. Mark McMillan
                    Facsimile: (312) 372-2098

          (b)  if to the Company, to:

                    Data Return Corporation
                    222 West Las Colinas Boulevard, Suite 450
                    Irving, TX 75039
                    Attention: General Counsel
                    Facsimile: (214) 827-4410

                    with copies to:

                  Baker Botts LLP
                  2001 Ross Avenue, Suite 700
                  Dallas, TX 75201-2980
                  Attention:  Craig N. Adams
                  Facsimile:  (214) 953-6503

or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

     9.8  Entire Agreement; Assignment.  This Agreement, including the
          ----------------------------
Exhibits and Disclosure Schedules and the Loan Documents, together with the Confidentiality Agreement, (i) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise (and any attempt to do so shall be void).

     9.9  Parties in Interest.    This Agreement shall be binding upon and inure
          -------------------
solely to the benefit of each party hereto and its respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in connection with the Merger pursuant to
Article IV hereof and other than as expressly contemplated in Sections 6.14,
----------                                                    --------------
6.16 and 6.17 hereof, is intended to or shall confer upon any other Person any
-------------
rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     9.10  Certain Definitions.  As used herein:
           -------------------

           (a) "Acquisition Transaction" shall mean any transaction or series of
                -----------------------
     transactions involving: (1) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Company or its Subsidiaries is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Company or its Subsidiaries, or (iii) in which any of the Company or its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Company or its Subsidiaries; (2) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of any of the Company or its Subsidiaries; or (3) any liquidation or dissolution of any of the Company or its Subsidiaries.

          (b) "Company Intellectual Property Right" or "Company Intellectual
               -----------------------------------      --------------------
     Property Rights" means all Intellectual Property Rights owned or licensed
     ---------------
     and used or held for use by the Company or any of its Subsidiaries.

          (c) "Encumbrance" means any claim, lien, pledge, charge, security
               -----------
     interest, equitable interest, option, right of first refusal or preemptive right, condition, or other restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

          (d) "ERISA" means the Employee Retirement Income Security Act of 1974,
               -----
     as amended.

          (e) "Governmental Entity" means the United States or any state, local
               -------------------
     or foreign government, or instrumentality, division, subdivision, agency, department or authority of any thereof.

          (f) "Intellectual Property Right" or "Intellectual Property Rights"
               ---------------------------      ----------------------------
     means any and all rights in, to, and under any trademark, service-mark, trade-name, trade dress, mask-work, Internet domain-name, patent, trade secret, copyright, know-how, (including any registrations or applications for registration of any of the foregoing), or any other similar type of proprietary intellectual property right in any jurisdiction.

          (g) "Knowledge" with respect to a party hereto shall mean the actual
               ---------
     knowledge of any of the executive officers of such party.

          (h) "Material Adverse Effect" shall mean any adverse effect or
               -----------------------
     change in the business, operations, liabilities (contingent or otherwise), results of operations or financial performance or condition of Parent or any of its Subsidiaries or the Company or any of its Subsidiaries, as the case may be, that is material to the Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however, that in no event shall any of the following, in
             --------  -------
     and of themselves, constitute a Material Adverse Effect: (i) any change in or effect on the business of Parent or any of its Subsidiaries or the Company or any of its Subsidiaries, as applicable, caused by, relating to or resulting from, directly or indirectly, the transactions contemplated by this Agreement or the announcement thereof; (ii) any change in the market price or trading volume of the shares of Company Stock or Parent Stock, as applicable, on or after the date of this Agreement; (iii) any adverse change, effect or occurrence attributable to the United States or European or other foreign economies as a whole, the industries in which Parent or the Company, as applicable, compete or such other foreign economies where Parent or the Company, as applicable, have operations or sales or (iv) any change or effect relating to or resulting from any known business conditions (including the state of such person's liquidity and capital resources) disclosed in the applicable disclosure schedules to this Agreement.

          (i) "Material Subsidiary" means with reference to any entity, any
               -------------------
     Subsidiary of such entity that, as of the date hereof or as of the Closing Date, would qualify as a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

          (j) "Parent Intellectual Property Right" or "Parent Intellectual
               ----------------------------------      -------------------
     Property Rights" means all Intellectual Property Rights owned or licensed
     ---------------
     and used or held for use by the Parent or any of its Subsidiaries.

          (k) "Person" means any individual, sole proprietorship,
               ------
     partnership, joint venture, trust, unincorporated association, corporation, entity or Governmental Entity.

          (l) "Returns" means all returns, declarations, reports, statements and
               -------
     other documents required to be filed in respect of Taxes, and any claims for refund for Taxes, including any amendments or supplements to any of the foregoing.

          (m) "Significant Tax Agreement" is any agreement to which the
               -------------------------
     Company or any Subsidiary of the Company is a party under which the Company or any Subsidiary could reasonably be expected to be liable to another party under such agreement in an amount in excess of $50,000 in respect of Taxes payable by such other party to any taxing authority.

          (n) "Subsidiary" shall mean, when used with reference to any
               ----------
     entity, any entity of which fifty percent (50%) or more of (i) the outstanding voting securities or interests or (ii) the economic interests, are owned directly or indirectly by such former entity.

          (o) "Tax" or "Taxes" refers to any and all federal, state, local
               ---      -----
     and foreign, taxes, assessments and other governmental charges, duties, impositions and liabilities in the nature of and relating to such taxes, including without limitation taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, net worth, capital stock, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and including any liability for taxes of a predecessor entity; provided,
                                                                    ---------
     however, that the term "Tax" or "Taxes" shall not be deemed to include
     -------                 ---      -----
     claims by any governmental authority under an escheat, unclaimed property, or similar provision of applicable law.

     9.11  Severability.  If any term or other provision of this Agreement is
           ------------
invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

     9.12  Specific Performance.  The Parties acknowledge that irreparable
           --------------------
damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the Parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     9.13  Recovery of Attorney's Fees.  In the event of any litigation
           ---------------------------
between the Parties relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs (including court costs) from the nonprevailing party, provided that if both Parties prevail in part, the reasonable attorney's fees and costs shall be awarded by the court in such manner as it deems equitable to reflect the relative amounts and merits of the Parties' claims.

     9.14  Captions.  The Article, Section and paragraph captions herein are
           --------
for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     9.15  No Strict Construction.  The language used in this Agreement will
           ----------------------
be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party hereto.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK;
                          THE SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto and shall be effective as of the date first hereinabove written.


                                 PARENT:
                                 divine, inc.


                                 By:  /s/ Jude M. Sullivan
                                      --------------------
                                 Name:  Jude M. Sullivan
                                 Its: Senior Vice President, General Counsel and
                                      Secretary


                                 MERGER SUB:
                                 TD Acquisition Corp.


                                 By:  /s/ Jude M. Sullivan
                                      --------------------
                                 Name:  Jude M. Sullivan
                                 Its: President


              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK;
                  THE SIGNATURE PAGE FOR THE COMPANY FOLLOWS]




                [Signature Page to Agreement and Plan of Merger]

                                 COMPANY:
                                 Data Return Corporation


                                 By:  /s/ Sunny C. Vanderbeck
                                      -----------------------
                                 Name:  Sunny C. Vanderbeck
                                 Its: Chairman and Chief Executive Officer



                [Signature Page to Agreement and Plan of Merger]